Filed pursuant to Rule 433(d) - Registration Statement No. 333-140279-01

SoundView Home Loan Trust 2007-OPT4

Marketing Materials

$122,988,000 (Approximate)
Offered Certificates

Financial Asset Securities Corp.
Depositor

Option One Mortgage Corporation
Originator and Servicer

 Sole Underwriter

FOR ADDITIONAL INFORMATION PLEASE CALL

RBS Greenwich Capital

Asset Backed Finance
Vinu Phillips	(203) 618-5626
Patrick Leo	(203) 618-2952
Greg McSweeney	(203) 618-2429

Trading
Ron Weibye	(203) 625-6160
Bob Pucel	(203) 625-6160
Mark Bower	(203) 625-6160

Rating Agency Contacts

Standard & Poor’s
Todd Niemy	(212) 438-2494

Moody’s
Cecilia Lam	(415) 274-1724

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov . Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities.  Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities.  If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued.  The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein.  The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein.  If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information.  Any such information or assumptions are subject to change.  The information in this free writing prospectus may reflect assumptions specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Preliminary Term Sheet Date                                                    Prepared: September 14, 2007

$122,988,000 (Approximate)
Offered Certificates
SoundView Home Loan Trust 2007-OPT4

	Principal	WAL (yr) (Years)	Pymt Window	Expected Rating	Assumed Final	Initial Credit	Certificate
Class(1,3,4)	Amount ($)	Call/Mat (2)	(Mths) Call/Mat(2)CallWindow(3)*	(Moody’s/S&P)	Distribution Date	Enhancement	Type
I-A-1	$234,507,000	Not Offered Hereby		Aaa/AAA	September 2037	28.45%	Fltg Rate Group I Senior
II-A-1	$41,926,000	1.00 / 1.00	1-20 / 1-20	Aaa/AAA	September 2037	28.45%	Fltg Rate Group II Senior
II-A-2	$68,453,000	3.00 / 3.00	20-82 / 20-82	Aaa/AAA	September 2037	28.45%	Fltg Rate Group II Senior
II-A-3	$12,609,000	8.76 / 10.64	82-113 / 82-250	Aaa/AAA	September 2037	28.45%	Fltg Rate Group II Senior
X-1(5)	Notional	Not Offered Hereby		Aaa/AAA	September 2037	28.45%	Group I Senior IO
X-2(6)	Notional			Aaa/AAA	September 2037	28.45%	Group II Senior IO
M-1	$15,489,000			Aa1/AA+	September 2037	25.35%	Fltg Rate Subordinate
M-2	$13,990,000			Aa2/AA	September 2037	22.55%	Fltg Rate Subordinate
M-3	$23,233,000			Aa3/AA-	September 2037	17.90%	Fltg Rate Subordinate
M-4	$10,742,000			A1/A+	September 2037	15.75%	Fltg Rate Subordinate
M-5	$10,492,000			A2/A	September 2037	13.65%	Fltg Rate Subordinate
M-6	$8,744,000			A3/A-	September 2037	11.90%	Fltg Rate Subordinate
M-7	$6,495,000			Baa1/BBB+	September 2037	10.60%	Fltg Rate Subordinate
M-8	$7,495,000			Baa2/BBB	September 2037	9.10%	Fltg Rate Subordinate
M-9	$5,246,000			Baa3/BBB-	September 2037	8.05%	Fltg Rate Subordinate
Total:

(1)
The Class I-A-1 and Class X-1 Certificates are backed primarily by the cash flow from the Group I Mortgage Loans (as defined herein).  The Class II-A-1, Class II-A-2, Class II-A-3 and Class X-2 Certificates are backed primarily by the cash flow from the Group II Mortgage Loans (as defined herein).  The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are backed by the cash flows from the Group I Mortgage Loans and the Group II Mortgage Loans.   The principal balance of each Class of Offered Certificates (as defined herein) is subject to a 10% variance.

(2)	See “Pricing Prepayment Speed” herein.
(3)
The Class I-A-1, Class II-A-1, Class II-A-2, Class II-A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are priced to call.  The margins on the Class I-A-1, Class II-A-1, Class II-A-2 and Class II-A-3 Certificates double and the margins on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are equal to 1.5x the original margins after the clean-up call date.

(4)	See “Net WAC Rate” herein.
(5)
The Class X-1 Certificates will have a notional amount equal to the aggregate principal balance of the Class I-A-1Certificates for the related Distribution Date (prior to giving effect to any distributions on such Distribution Date).  The interest rate on the Class X-1 Certificates on any Distribution Date will be [ ]%.

(6)
The Class X-2 Certificates will have a notional amount equal to the aggregate component principal balance of the Class X-2 Components for the related Distribution Date (prior to giving effect to any distributions on such Distribution Date).  The interest rate on the Class X-2 Certificates on any Distribution Date will be equal to the weighted average (weighted based on the component principal balance of the respective Class X-2 Component) of the related Class X-2 Component Margins.

Depositor:	Financial Asset Securities Corp.

Originator and
Servicer:	Option One Mortgage Corporation (“Option One”).

Sole Underwriter:	Greenwich Capital Markets, Inc. (“RBS Greenwich Capital”).

Custodian, Trustee and Swap
Administrator:	Wells Fargo Bank, N.A.

Credit Risk Manager:	Clayton Fixed Income Services Inc. formerly known as The Murrayhill Company.

Swap Provider:	TBD.

Interest Rate Cap Provider:	TBD.

Basis Risk Cap Provider:	TBD.

Offered Certificates:
The Class I-A-1 Certificates (the “Group I Certificates”), the Class II-A-1, Class II-A-2, Class II-A-3 Certificates (collectively, the “Group II Certificates”) and the Class X-1 and Class X-2 Certificates are referred to herein as the “Senior Certificates.”  The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are collectively referred to herein as the “Subordinate Certificates.”  The Senior Certificates and the Subordinate Certificates are collectively referred to herein as the “Offered Certificates” or the “Certificates.”

Federal Tax Status:	It is anticipated that the Offered Certificates generally will represent ownership of REMIC regular interests for tax purposes.

Registration:	The Offered Certificates will be available in book-entry form through DTC and only upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	For each Mortgage Loan in the mortgage pool on the Closing Date, October 1, 2007.

Expected Pricing Date:	On or about the week of September [17], 2007.

Expected Closing Date:	On or about October 11, 2007.

Expected Settlement Date:	On or about October 11, 2007.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day) commencing in November 2007.

Accrued Interest:	The price to be paid by investors for the Offered Certificates will not include accrued interest (settling flat).

Interest Accrual Period:
The interest accrual period for each Distribution Date with respect to the Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:	It is expected that the Certificates will be eligible for purchase by plans that meet the requirements of an investor-based exemption.

SMMEA Eligibility:	The Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Credit Risk Management
Fee:	[0.0125]% per annum.

Servicing Fee:
Approximately 0.30% of the aggregate principal balance of the Mortgage Loans for the first 10 due periods, approximately 0.40% of the aggregate principal balance of the Mortgage Loans for due periods 11 through 30, and approximately 0.65% of the aggregate principal balance of the Mortgage Loans for due periods 31 and thereafter.

Servicer Termination Event:
In addition to the events described in the Pooling and Servicing Agreement, the Servicer may be terminated at the discretion of the Class C Certificate holder, if: (i) a merger or  consolidation or any other change of control of the Servicer to any entity other than OOMC Acquisition Corp., (ii) if the Servicer’s primary subprime servicer rating by Moody’s falls to “SQ3” or lower, (iii) if the Servicer’s primary subprime servicer rating by Fitch, Inc. (“Fitch”) falls to “RPS3” or lower or (iv) if the Servicer’s primary subprime servicer rating by S&P falls to “Average” or lower, and any such downgrade by Moody’s, Fitch or S&P continues unremedied for a period of thirty (30) days (“Servicer Termination Event”). If the any of the foregoing events occur, then the Residual Holder may appoint a successor servicer, subject to rating agency approval.

Optional Termination:
The terms of the transaction allow for a clean-up call of the Mortgage Loans and the retirement of the Certificates (the “Optional Termination”), which may be exercised once the aggregate principal balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.  In the event the Servicer fails to exercise its right to such termination, the NIMS Insurer, if any, will have the right to exercise the termination.

Pricing Prepayment Speed:	The Offered Certificates will be priced based on the following collateral prepayment assumptions:
	FRM Loans:	100% PPC (100% PPC: 3.00% CPR in month 1, increased by approximately 1.091% each month to 15.00% CPR in month 12, and remaining at 15.00% CPR thereafter)
ARM Loans:
100% PPC (100% PPC: 2.00% CPR in month 1, increased by approximately 1.455% each month to 18.00% CPR in month 12, remaining constant at 18.00% CPR through month 23, increasing to 50.00% CPR in month 24 and remaining constant at 50.00% CPR until month 27 and decreasing to 25.00% CPR in month 28 and remaining constant at 25.00% CPR from month 28 and thereafter)

The maximum prepayment speed in any scenario is capped out at 90% CPR.

Mortgage Loans:
As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans was approximately $499,641,984, of which: (i) approximately $327,752,130 will consist of a pool of conforming balance fixed-rate and adjustable-rate Mortgage Loans (the “Group I Mortgage Loans”) and (ii) approximately $171,889,854 will consist of a pool of conforming and non-conforming balance fixed-rate and adjustable-rate mortgage loans (the “Group II Mortgage Loans” and together with the Group I Mortgage Loans, the “Mortgage Loans”).

Pass-Through Rate:	The “Pass-Through Rate” on each Class of Certificates (other than the Class X-1 and Class X-2 Certificates) will be equal to the lesser of (i) the related Formula Rate and (ii) the Net WAC Rate.

The “Pass-Through Rate” on any Distribution Date for the Class X-1 Certificates will be equal to [ ]%.

The “Pass-Through Rate” on any Distribution Date for the Class X-2 Certificates will be equal to the weighted average (weighted based on the component principal balance of the respective Class X-2 Component) of the related Class X-2 Component Margins for the related Distribution Date. Each of the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates will have a related “Class X-2 Component” whose notional balance is equal to the certificate principal balance of the corresponding certificate on the day immediately prior to such Distribution Date. The Pass-Through Rate on any Distribution Date with respect to the Class X-2 Components will equal the fixed rate set forth below for such Distribution Date.

Class X-2 Components	Margin
Class II-A-1 Component	[ ]%
Class II-A-2 Component	[ ]%
Class II-A-3 Component	[ ]%

Formula Rate:
The “Formula Rate” on each Class of Certificates (other than the Class X-1 and Class X-2 Certificates) will be equal to the lesser of (i) One-Month LIBOR plus the margin for such Class and (ii) the Maximum Cap Rate.

Adjusted Net Mortgage Rate:	The “Adjusted Net Mortgage Rate” for each Mortgage Loan is equal to the loan rate less the sum of (i) the Servicing Fee Rate and (ii) the Credit Risk Management Fee Rate.

Adjusted Net Maximum
Mortgage Rate:
The “Adjusted Net Maximum Mortgage Rate” for each Mortgage Loan is equal to the maximum loan rate (or the mortgage rate in the case of the fixed rate Mortgage Loans) less the sum of (i) the Servicing Fee Rate and (ii) the Credit Risk Management Fee Rate.

Net WAC Rate:	The “Net WAC Rate” for any Distribution Date and:

(1) the Group I Certificates,  is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to (x) the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans (weighted based on the principal balance of each Group I Mortgage Loan as of the first day of the related due period, adjusted to reflect unscheduled principal payments made thereafter during the prepayment period that includes such first day) minus the per annum rate equal to (y) the sum of (i) the product of (a) the Net Swap Payment owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12, (ii) the product of (a) the Swap Termination Payment (other than any Swap Termination Payment due to a swap provider trigger event) owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12 and  (iii) the Class X-1 Pass-Through Rate;

(2) the Group II Certificates,  is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to (x) the weighted average of the Adjusted Net Mortgage Rates of the Group II Mortgage Loans (weighted based on the principal balance of each Group II Mortgage Loan as of the first day of the related due period, adjusted to reflect unscheduled principal payments made thereafter during the prepayment period that includes such first day) minus the per annum rate equal to (y) the sum of (i) the product of (a) the Net Swap Payment owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12, (ii) the product of (a) the Swap Termination Payment (other than any Swap Termination Payment due to a swap provider trigger event) owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12 and  (iii) the Class X-2 Pass-Through Rate;

(3) the Subordinate Certificates, is a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of the mortgage loans in each loan group as of the first day of the related Due Period (adjusted to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day) the current aggregate Certificate Principal Balance of the related Class A Certificates) of (i) the Net WAC Rate for the Group I Certificates (without regard to clause (iii)) and (ii) the Net WAC Rate for the Group II Certificates (without regard to clause (iii)).

Maximum Cap Rate:	The “Maximum Cap Rate” for any Distribution Date and:

(1) the  Group I Certificates is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to (x) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group I Mortgage Loans (weighted based on the principal balance of each Mortgage Loan as of the first day of the related due period, adjusted to reflect unscheduled principal payments made thereafter during the prepayment period that includes such first day) plus (y) the per annum rate equal to the product of (a) the Net Swap Payment paid by the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12, minus (z) the per annum rate of the sum of (i) the product of (a) the Net Swap Payment owed to the Swap Provider, if any, divided by the aggregate principal balance of the Group I Mortgage Loans and (b) 12 minus (ii) the product of (a) the Swap Termination Payment (other than any Swap Termination Payment due to a swap provider trigger event) owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12 and minus (iii) the Class X-1 Pass-Through Rate;

(2) the  Group II Certificates is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to (x) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group II Mortgage Loans (weighted based on the principal balance of each Mortgage Loan as of the first day of the related due period, adjusted to reflect unscheduled principal payments made thereafter during the prepayment period that includes such first day) plus (y) the per annum rate equal to the product of (a) the Net Swap Payment paid by the Swap Provider, if any, divided by the aggregate principal balance of the Group II Mortgage Loans and (b) 12, minus (z) the per annum rate of the sum of (i) the product of (a) the Net Swap Payment owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12 minus (ii) the product of (a) the Swap Termination Payment (other than any Swap Termination Payment due to a swap provider trigger event) owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12 and minus (iii) the Class X-2 Pass-Through Rate.

(3) the Subordinate Certificates, is a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of the mortgage loans in each loan group as of the first day of the related Due Period (adjusted to reflect unscheduled principal payments made thereafter during the Prepayment Period that includes such first day) the current aggregate Certificate Principal Balance of the related Class A Certificates) of (i) the Net WAC Rate for the Group I Certificates (without regard to clause (iii)) and (ii) the Net WAC Rate for the Group II Certificates (without regard to clause (iii)).

Net WAC Rate
Carryover Amount:
The “Net WAC Rate Carryover Amount” for any Class of Certificates (other than the Class X-1 and Class X-2 Certificates)  and Distribution Date is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such Class based on the related Formula Rate over (b) the amount of interest actually accrued on such Class based on the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest at the related Formula Rate.  Any Net WAC Rate Carryover Amount will be distributed on such Distribution Date or future Distribution Dates to the extent of funds available.

Credit Enhancement:	Consists of the following:
1) Excess Cashflow;
2) The Overcollateralization Amount; and,
3) Subordination.

In addition, the Offered Certificates will have the benefit of payments received under the Swap Agreement and the Interest Rate Cap Agreement.

Excess Cashflow:	The “Excess Cashflow” for any Distribution Date will be equal to the available funds remaining after priorities 1) and 2) under “Priority of Distributions.”

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with the notional amount as shown in the Swap Schedule herein. Under the Swap Agreement, on or before each Distribution Date commencing with the Distribution Date in August 2008 and ending with the Distribution Date in October 2012, the Trust shall be obligated to pay to the Swap Provider a fixed amount for that Distribution Date, equal to the product of (x) a fixed rate equal to 5.210% per annum, (y) the notional amount as set forth in the Swap Agreement for that Distribution Date and (z) a fraction, the numerator of which is 30 and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Trust a floating amount for that Distribution Date, equal to the product of (x) One-Month LIBOR, as determined pursuant to the Swap Agreement, for the related calculation period (as defined in the Swap Agreement), (y) the notional amount as set forth in the Swap Agreement for that Distribution Date and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360.   Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”) on each Distribution Date.  Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Swap Administrator pursuant to the Pooling Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed as described below. Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement and will generally be paid on the related Distribution Date and on any subsequent Distribution Date until paid in full.  In the event that the Trust is required to make a Swap Termination Payment, payments generally will be paid prior to distributions to Certificateholders.

Interest Rate Cap
Agreement:
On the Closing Date, the Trustee (as cap trustee) will enter into the “Interest Rate Cap Agreement” to make payments based upon the priority of cashflows described within the Interest Rate Cap Account herein.  On each Distribution Date, commencing on November 2008, the counterparty to the Interest Rate Cap Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to a maximum of 9.500% over (ii) the strike price for such Distribution Date specified on the Interest Rate Cap Agreement Schedule herein, accrued during the related Interest Accrual Period for the Certificates and (b) the notional balance for such Distribution Date specified on the Interest Rate Cap Agreement Schedule herein and (c) the actual number of days in the related Interest Accrual Period divided by 360.  The Interest Rate Cap Agreement will terminate following the Distribution Date in October 2012.

Basis Risk Cap Agreement:
On the Closing Date, the Trustee on behalf of the trust will enter into the “Basis Risk Cap Agreement” to make payments in respect of any Net WAC Rate Carryover Amounts on the Certificates, pro rata, based on aggregate certificate principal balance of such Certificates.  On each Distribution Date commencing on December 2007, the counterparty to the Basis Risk Cap Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to a maximum of 10.500% over (ii) the strike price for such Distribution Date specified on the Basis Risk Cap Agreement Schedule herein, accrued during the related Interest Accrual Period for the Certificates and (b) the lesser of (x) the notional balance for such Distribution Date specified on the Basis Risk Cap Agreement Schedule herein and (y) the aggregate balance of the Certificates (other than the Class X-1 and Class X-2 Certificates) on the related Distribution Date and (c) the actual number of days in the related Interest Accrual Period divided by 360.  The Basis Risk Cap Agreement will terminate following the Distribution Date in July 2008.

Overcollateralization
Amount:
The “Overcollateralization Amount” (or “O/C”) is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate principal balance of the Certificates and the Class P Certificates.  On the Closing Date, the Overcollateralization Amount will be equal to approximately [8.05]% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.  To the extent the Overcollateralization Amount is reduced below the Overcollateralization Target Amount, Excess Cashflow will be directed to build O/C until the Overcollateralization Target Amount is reached.

Overcollateralization
Target Amount:	Prior to the Stepdown Date, the “Overcollateralization Target Amount” is approximately [8.05]% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

On or after the Stepdown Date, the Overcollateralization Target Amount is approximately [16.10]% of the aggregate principal balance of the Mortgage Loans for the related Distribution Date, subject to a floor equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

If a Trigger Event is in effect on the related Distribution Date, the Overcollateralization Target Amount shall be equal to the Overcollateralization Target Amount for the previous Distribution Date.

Stepdown Date:	The earlier to occur of
(i) the Distribution Date after the Distribution Date on which the aggregate certificate principal balance of the Senior Certificates has been reduced to zero; and
(ii) the later to occur of
(x) the Distribution Date occurring in November 2010 and
(y) the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to [56.90]%.

Credit Enhancement
Percentage:
The “Credit Enhancement Percentage” for a Distribution Date is equal to (i) the sum of (a) the aggregate certificate principal balance of the Subordinate Certificates and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

Trigger Event:
A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the 60+ delinquency percentage (including for this purpose any such Mortgage Loans in bankruptcy or foreclosure, Mortgage Loans which are the subject of a modification within the past twelve months prior to such Distribution Date, Mortgage Loans which have been repurchased within the past twelve months prior to such Distribution Date and Mortgage Loans with respect to which the related mortgaged property has been acquired by the issuing entity) exceeds [28.12]% of the current Credit Enhancement Percentage or (ii) cumulative realized losses as a percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date for the related Distribution Date are greater than:

Distribution Date	Percentage
November 2009 – October 2010	[1.90]% for November 2009, plus 1/12 of [2.35]% thereafter
November 2010 – October 2011	[4.25]% for November 2010, plus 1/12 of [2.50]% thereafter
November 2011 – October 2012	[6.75]% for November 2011, plus 1/12 of [2.00]% thereafter
November 2012 – October 2013	[8.75]% for November 2012, plus 1/12 of [1.10]% thereafter
November 2013 – October 2014	[9.90]% for November 2013, plus 1/12 of [0.10]% thereafter
October 2014 and thereafter	[10.00]%

Expected Credit Support
Percentages:

	Initial Credit Support	After Stepdown Date Expected Support
Senior Certificates	28.45%	56.90%
Class M-1	25.35%	50.70%
Class M-2	22.55%	45.10%
Class M-3	17.90%	35.80%
Class M-4	15.75%	31.50%
Class M-5	13.65%	27.30%
Class M-6	11.90%	23.80%
Class M-7	10.60%	21.20%
Class M-8	9.10%	18.20%
Class M-9	8.05%	16.10%

Realized Losses:
If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan.  The amount of such insufficiency is a “Realized Loss.”  Realized Losses on the Mortgage Loans will, in effect, be absorbed first by the Excess Cashflow and second by the reduction of the Overcollateralization Amount.  Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class M-9 Certificates, then to the Class M-8 Certificates, then to the Class M-7 Certificates, then to the Class M-6 Certificates, then to the Class M-5 Certificates, then to the Class M-4 Certificates, then to the Class M-3 Certificates, then to the Class M-2 Certificates and then to the Class M-1 Certificates.

Realized Losses will not be allocated to any of the Senior Certificates

Priority of Distributions:	Available funds from the Mortgage Loans will be distributed as follows:

1)    Interest funds, as follows: first to pay servicing fees and credit risk management fees, second, to the Swap Account, net swap payments and swap termination payments (other than any swap termination payment resulting from a swap provider trigger event) owed to the Swap Provider, third, monthly interest plus any previously unpaid interest to the Senior Certificates, generally from the related loan group, fourth, monthly interest to the Class M-1 Certificates, fifth, monthly interest to the Class M-2 Certificates, sixth, monthly interest to the Class M-3 Certificates, seventh, monthly interest to the Class M-4 Certificates, eighth, monthly interest to the Class M-5 Certificates, ninth, monthly interest to the Class M-6 Certificates, tenth, monthly interest to the Class M-7 Certificates, eleventh, monthly interest to the Class M-8 Certificates and twelfth, monthly interest to the Class M-9 Certificates.

2)    Principal funds, as follows: first to the Swap Account, net swap payments and swap termination payments (other than a swap termination payment resulting from a swap provider trigger event) not covered by Interest Funds, and then, monthly principal to the Senior Certificates, generally based on the principal collected in the related loan group, as described under "Principal Paydown", then monthly principal to the Class M-1 Certificates as described under "Principal Paydown", then monthly principal to the Class M-2 Certificates as described under "Principal Paydown", then monthly principal to the Class M-3 Certificates as described under "Principal Paydown", then monthly principal to the Class M-4 Certificates as described under "Principal Paydown", then monthly principal to the Class M-5 Certificates as described under "Principal Paydown", then monthly principal to the Class M-6 Certificates as described under "Principal Paydown", then monthly principal to the Class M-7 Certificates as described under "Principal Paydown", then monthly principal to the Class M-8 Certificates as described under "Principal Paydown", and lastly, monthly principal to the Class M-9 Certificates as described under "Principal Paydown."

3)     Excess Cashflow as follows: as principal to the Certificates to replenish or maintain O/C as described under "Principal Paydown", then any previously unpaid interest to the Class M-1 Certificates, then any unpaid applied Realized Loss amount to the Class M-1 Certificates, then any previously unpaid interest to the Class M-2 Certificates, then any unpaid applied Realized Loss amount to the Class M-2 Certificates, then any previously unpaid interest to the Class M-3 Certificates, then any unpaid applied Realized Loss amount to the Class M-3 Certificates, then any previously unpaid interest to the Class M-4 Certificates, then any unpaid applied Realized Loss amount to the Class M-4 Certificates, then any previously unpaid interest to the Class M-5 Certificates, then any unpaid applied Realized Loss amount to the Class M-5 Certificates, then any previously unpaid interest to the Class M-6 Certificates, then any unpaid applied Realized Loss amount to the Class M-6 Certificates, then any previously unpaid interest to the Class M-7 Certificates, then any unpaid applied Realized Loss amount to the Class M-7 Certificates, then any previously unpaid interest to the Class M-8 Certificates, then any unpaid applied Realized Loss amount to the Class M-8 Certificates, then any previously unpaid interest to the Class M-9 Certificates, and then any unpaid applied Realized Loss amount to the Class M-9 Certificates.

4)     From the proceeds of the Basis Risk Cap Agreement, to pay any Net WAC Carryover Amount pro rata based on the aggregate principal balance of the Certificates.

5)    Any remaining Excess Cashflow to the Net WAC Rate Carryover Reserve Account to be paid to the Senior Certificates, pro-rata and then to the Subordinate Certificates sequentially, to the extent of any unpaid Net WAC Rate Carryover Amount payable to the Certificates, before taking into account payments received by the trust from the Swap Agreement and the Interest Rate Cap Agreement.

6)    Any remaining Excess Cashflow to the holders of the non-offered classes of certificates as described in the pooling agreement (including any Swap Termination Payment owed to the Swap Provider due to a Swap Provider trigger event pursuant to the Swap Agreement).

Principal Paydown:
Principal distributed to the Group II Certificates will be distributed sequentially to the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates, in that order, until the certificate principal balance of each such class has been reduced to zero, provided however, if all the Subordinate Certificates and the Overcollateralization Amount have been reduced to zero, such principal will be distributed on a pro-rata basis to the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates until the certificate principal balance of each such class has been reduced to zero.  In certain customary circumstances, principal will be distributed to the Senior Certificates from the unrelated loan group, to the extent not received from the related loan group.

1)  Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of principal will be paid to the Senior Certificates generally pro rata, based on principal collected in the related loan group, provided, however if the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority: i) the Class M-1 Certificates, ii) the Class M-2 Certificates, iii) the Class M-3 Certificates, iv) the Class M-4 Certificates, v) the Class M-5 Certificates, vi) the Class M-6 Certificates, vii) the Class M-7 Certificates, viii) the Class M-8 Certificates and then ix) the Class M-9 Certificates.

2)  On or after the Stepdown Date and if a Trigger Event is not in effect, all the Certificates will be entitled to receive payments of principal in the following order of priority: first to the Senior Certificates, generally pro rata, based on the principal collected in the related loan group, such that the Senior Certificates will have at least  56.90% credit enhancement, second to the Class M-1 Certificates such that the Class M-1 Certificates will have at least 50.70% credit enhancement, third to the Class M-2 Certificates such that the Class M-2 Certificates will have at least 45.10% credit enhancement, fourth to the Class M-3 Certificates such that the Class M-3 Certificates will have at least 35.80% credit enhancement, fifth to the Class M-4 Certificates such that the Class M-4 Certificates will have at least 31.50% credit enhancement, sixth to the Class M-5 Certificates such that the Class M-5 Certificates will have at least 27.30% credit enhancement, seventh to the Class M-6 Certificates such that the Class M-6 Certificates will have at least 23.80% credit enhancement, eighth to the Class M-7 Certificates such that the Class M-7 Certificates will have at least 21.20% credit enhancement, ninth to the Class M-8 Certificates such that the Class M-8 Certificates will have at least 18.20% credit enhancement, tenth to the Class M-9 Certificates such that the Class M-9 Certificates will have at least 16.10% credit enhancement, (subject, in each case, to the overcollateralization floor).

Swap Account:
On each Distribution Date, funds deposited into the Swap Account for payment to the Swap Provider will be distributed in the following order of priority:

(i)  to pay any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement; and

(ii)   to pay any Swap Termination Payment (not caused by a Swap Provider trigger event) owed to the Swap Provider pursuant to the Swap Agreement.

On each Distribution Date, following the distribution of Excess Cashflow any Net Swap Payments on deposit in the Swap Account received from the Swap Provider will be distributed in the following order of priority:

(i)  to each class of Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

(ii)  to the Subordinate Certificates, sequentially, any unpaid interest, including any accrued unpaid interest from prior Distribution Dates;

(iii)  to the Senior Certificates and to the Subordinate Certificates, any principal in accordance with the principal payment provisions described under “Principal Paydown” in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(iv)  to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts; and

(v)  an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to the Senior and Subordinate Certificates first, pro rata, to the Senior Certificates based on the remaining Net WAC Carryover Amount and second, sequentially, to the Subordinate Certificates.

Interest Rate Cap
Account:	Funds deposited into the Interest Rate Cap Account on a Distribution Date will include:
(i) the payments received by the Cap Provider for such Distribution Date pursuant to a cap allocation agreement.

On each Distribution Date, following the distribution of Excess Cashflow and withdrawals from the Swap Account, funds will be deposited into the Interest Rate Cap Account, and payments made pursuant to the Interest Rate Cap Agreement shall be distributed from the Interest Rate Cap Account as follows:

(i)  to the Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

(ii)  to the Subordinate Certificates, sequentially, any unpaid interest including any accrued unpaid interest from prior Distribution Dates,

(iii)  to the Senior and Subordinate Certificates, any principal in accordance with the principal payment provisions described above under “Principal Paydown” in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(iv)  to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts;

(v)  an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to the Class A Certificates to such Certificates first, pro rata, to the Senior Certificates based on the remaining Net WAC Carryover Amount and second, to the Subordinate Certificates, sequentially.

Total Mortgage Loan Statistics

As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$499,641,984	$18,069	$1,499,360
Average Scheduled Principal Balance	$272,136
Number of Mortgage Loans	1,836

Weighted Average Gross Coupon	8.663%	5.600%	12.700%
Weighted Average FICO Score	614	501	791
Weighted Average Combined Original LTV	80.07%	30.00%	90.00%
Weighted Average Combined Original LTV w/Silent 2nds	80.11%	30.00%	100.00%
Weighted Average Debt-to-Income	42.72%	1.60%	58.95%

Weighted Average Original Term	360 months	180 months	360 months
Weighted Average Stated Remaining Term	357 months	177 months	358 months
Weighted Average Seasoning	3 months	2 months	16 months

Weighted Average Gross Margin	6.090%	3.000%	8.500%
Weighted Average Minimum Interest Rate	6.139%	3.000%	11.950%
Weighted Average Maximum Interest Rate	14.711%	10.650%	18.700%
Weighted Average Initial Rate Cap	1.548%	1.500%	3.000%
Weighted Average Subsequent Rate Cap	1.484%	1.000%	1.500%
Weighted Average Months to Roll	26 months	12 months	58 months

Maturity Date		Jul 1 2022	Aug 1 2037
Maximum Zip Code Concentration	0.45%	90039

ARM	77.92%
Fixed Rate	22.08%

2/28 6 MO LIBOR	24.06%
2/28 6 MO LIBOR 40/30 Balloon	15.39%
2/28 6 MO LIBOR 50/30 Balloon	22.92%
2/28 6 MO LIBOR IO	1.22%
3/27 6 MO LIBOR	3.78%
3/27 6 MO LIBOR 40/30 Balloon	1.55%
3/27 6 MO LIBOR 50/30 Balloon	1.94%
3/27 6 MO LIBOR IO	0.38%
5/25 6 MO LIBOR	1.95%
5/25 6 MO LIBOR 40/30 Balloon	0.97%
5/25 6 MO LIBOR 50/30 Balloon	3.61%
5/25 6 MO LIBOR IO	0.14%
Fixed Rate 15 Yr	0.19%
Fixed Rate 20 Yr	0.11%
Fixed Rate 30 Yr	12.91%
Fixed Rate 30 Yr IO	0.75%
Fixed Rate 30 Yr Rate Reduction	0.08%
Fixed Rate 40/30 Balloon	3.40%
Fixed Rate 40/30 Balloon Rate Reduction	0.08%
Fixed Rate 50/30 Balloon	4.56%

Interest Only	2.50%
Not Interest Only	97.50%

Prepay Penalty: 0 months	26.70%
Prepay Penalty: 12 months	9.48%
Prepay Penalty: 24 months	43.97%
Prepay Penalty: 30 months	0.03%
Prepay Penalty: 36 months	19.82%

First Lien	99.96%
Second Lien	0.04%

Full Documentation	62.76%
Lite Documentation	7.88%
No Documentation	1.70%
Stated Income Documentation	27.66%

Cash Out Refinance	69.53%
Purchase	18.26%
Rate/Term Refinance	12.21%

2-4 Units Attached	2.35%
2-4 Units Detached	7.49%
Condo Conversion Attached	0.28%
Condo High-Rise Attached	0.51%
Condo Low-Rise Attached	3.71%
PUD Attached	0.86%
PUD Detached	12.25%
Single Family Attached	2.30%
Single Family Detached	70.26%

Non-owner	7.31%
Primary	90.55%
Second Home	2.14%

Top 5 States:
California	24.81%
Florida	10.39%
New York	9.60%
Maryland	5.02%
New Jersey	4.58%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	8	281,905.81	0.06%	11.282	352	75.93	675
50,000.01 - 100,000.00	135	11,073,460.74	2.22%	10.512	356	78.87	608
100,000.01 - 150,000.00	341	42,218,086.41	8.45%	9.724	354	78.70	603
150,000.01 - 200,000.00	309	54,430,356.86	10.89%	8.871	357	80.04	608
200,000.01 - 250,000.00	280	63,034,785.49	12.62%	8.807	357	79.88	609
250,000.01 - 300,000.00	188	51,554,952.11	10.32%	8.556	358	80.54	609
300,000.01 - 350,000.00	136	43,834,796.55	8.77%	8.399	357	81.26	620
350,000.01 - 400,000.00	100	37,263,672.41	7.46%	8.342	356	81.68	612
400,000.01 - 450,000.00	74	31,493,064.85	6.30%	8.293	357	81.89	625
450,000.01 - 500,000.00	77	36,569,780.03	7.32%	8.164	358	80.02	615
500,000.01 - 550,000.00	44	23,139,178.62	4.63%	8.278	358	82.82	632
550,000.01 - 600,000.00	39	22,470,423.87	4.50%	8.355	357	80.91	617
600,000.01 - 650,000.00	28	17,443,855.75	3.49%	8.308	357	81.53	629
650,000.01 - 700,000.00	21	14,287,592.55	2.86%	8.803	358	83.96	613
700,000.01 - 750,000.00	16	11,705,897.88	2.34%	8.699	357	78.67	617
750,000.01 - 800,000.00	6	4,632,691.88	0.93%	9.172	358	70.61	612
800,000.01 - 850,000.00	4	3,324,292.63	0.67%	8.957	357	76.91	606
850,000.01 - 900,000.00	7	6,139,405.12	1.23%	8.064	356	71.33	606
900,000.01 - 950,000.00	6	5,584,248.85	1.12%	8.601	358	73.18	625
950,000.01 - 1,000,000.00	6	5,891,183.27	1.18%	8.203	356	79.79	633
1,000,000.01+	11	13,268,352.27	2.66%	8.345	357	72.05	636
Total	1,836	499,641,983.95	100.00%	8.663	357	80.07	614

Current Note Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	11	4,409,609.10	0.88%	5.841	357	81.77	628
6.000 - 6.499	24	9,633,534.68	1.93%	6.316	357	74.75	649
6.500 - 6.999	113	38,744,671.49	7.75%	6.788	357	76.49	632
7.000 - 7.499	127	40,893,632.87	8.18%	7.271	357	77.24	628
7.500 - 7.999	235	78,080,646.88	15.63%	7.755	356	79.67	618
8.000 - 8.499	200	61,328,106.16	12.27%	8.240	357	80.19	617
8.500 - 8.999	276	80,093,449.20	16.03%	8.762	357	79.40	610
9.000 - 9.499	190	49,561,004.41	9.92%	9.235	357	82.19	606
9.500 - 9.999	243	60,492,430.43	12.11%	9.742	357	81.73	602
10.000 -10.499	122	29,187,716.82	5.84%	10.221	356	81.53	607
10.500 -10.999	133	23,964,223.94	4.80%	10.689	358	82.49	605
11.000 -11.499	71	12,496,110.25	2.50%	11.223	357	83.03	606
11.500 -11.999	65	8,159,274.40	1.63%	11.701	357	84.23	619
12.000 -12.499	25	2,480,795.00	0.50%	12.207	357	79.41	614
12.500 -12.999	1	116,778.32	0.02%	12.700	357	70.00	594
Total	1,836	499,641,983.95	100.00%	8.663	357	80.07	614

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
501 - 520	28	6,370,426.64	1.27%	9.235	358	71.41	510
521 - 540	33	6,633,550.58	1.33%	9.327	353	74.15	532
541 - 560	171	40,619,715.57	8.13%	9.302	356	78.45	551
561 - 580	270	71,912,623.84	14.39%	9.114	357	78.32	571
581 - 600	276	69,106,810.52	13.83%	8.743	358	78.47	590
601 - 620	351	94,761,350.90	18.97%	8.456	357	81.09	610
621 - 640	254	76,212,699.19	15.25%	8.526	357	81.28	630
641 - 660	208	62,302,903.27	12.47%	8.209	357	81.50	650
661 - 680	114	33,055,559.52	6.62%	8.247	357	80.36	670
681 - 700	55	16,248,371.45	3.25%	8.243	356	82.41	688
701 - 760	62	18,536,885.15	3.71%	8.943	357	83.23	722
761+	14	3,881,087.32	0.78%	9.156	357	82.71	783
Total	1,836	499,641,983.95	100.00%	8.663	357	80.07	614

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	34	6,987,570.16	1.40%	8.392	353	42.98	600
50.00- 54.99	25	5,653,462.41	1.13%	8.053	350	53.01	596
55.00- 59.99	40	10,293,518.88	2.06%	8.481	357	57.31	599
60.00- 64.99	78	22,632,142.75	4.53%	8.231	358	62.29	615
65.00- 69.99	103	30,167,490.16	6.04%	8.355	357	66.64	608
70.00- 74.99	133	37,483,359.36	7.50%	8.340	356	72.00	599
75.00- 79.99	192	59,985,531.07	12.01%	8.469	357	76.77	606
80.00	302	76,575,480.81	15.33%	8.684	357	80.00	610
80.01- 84.99	90	23,321,226.03	4.67%	8.429	357	83.47	611
85.00- 89.99	354	95,054,248.84	19.02%	8.713	357	86.10	619
90.00	485	131,487,953.48	26.32%	9.039	357	90.00	627
Total	1,836	499,641,983.95	100.00%	8.663	357	80.07	614

CLTV with Silent 2nds	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	34	6,987,570.16	1.40%	8.392	353	42.98	600
50.00- 54.99	25	5,653,462.41	1.13%	8.053	350	53.01	596
55.00- 59.99	40	10,293,518.88	2.06%	8.481	357	57.31	599
60.00- 64.99	76	21,929,337.75	4.39%	8.187	358	62.30	615
65.00- 69.99	103	30,167,490.16	6.04%	8.355	357	66.64	608
70.00- 74.99	132	37,203,846.17	7.45%	8.337	356	72.02	599
75.00- 79.99	192	59,985,531.07	12.01%	8.469	357	76.77	606
80.00	301	76,431,943.32	15.30%	8.684	357	80.00	610
80.01- 84.99	92	24,024,031.03	4.81%	8.463	357	82.84	611
85.00- 89.99	355	95,333,762.03	19.08%	8.713	357	86.05	619
90.00	485	131,487,953.48	26.32%	9.039	357	90.00	627
100.00	1	143,537.49	0.03%	8.375	351	80.00	706
Total	1,836	499,641,983.95	100.00%	8.663	357	80.07	614

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
180	8	954,628.04	0.19%	8.944	177	64.96	595
240	3	542,132.35	0.11%	8.508	238	83.50	589
360	1,825	498,145,223.56	99.70%	8.663	357	80.09	614
Total	1,836	499,641,983.95	100.00%	8.663	357	80.07	614

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
121-180	8	954,628.04	0.19%	8.944	177	64.96	595
181-240	3	542,132.35	0.11%	8.508	238	83.50	589
301-360	1,825	498,145,223.56	99.70%	8.663	357	80.09	614
Total	1,836	499,641,983.95	100.00%	8.663	357	80.07	614

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	51	11,180,224.98	2.24%	9.009	354	79.71	618
20.01 -25.00	67	15,551,119.40	3.11%	8.463	356	75.41	622
25.01 -30.00	137	27,693,518.20	5.54%	8.895	357	80.76	615
30.01 -35.00	173	45,793,645.83	9.17%	8.728	357	77.94	615
35.01 -40.00	251	62,994,888.55	12.61%	8.943	357	79.59	612
40.01 -45.00	322	86,025,250.55	17.22%	8.558	357	80.65	617
45.01 -50.00	454	132,153,479.17	26.45%	8.791	357	80.61	612
50.01 -55.00	284	89,008,054.77	17.81%	8.338	357	80.50	608
55.01 -60.00	59	20,740,745.79	4.15%	8.078	357	81.79	607
None	38	8,501,056.71	1.70%	9.324	352	78.66	695
Total	1,836	499,641,983.95	100.00%	8.663	357	80.07	614

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	1,350	389,342,881.88	77.92%	8.721	357	80.74	616
Fixed Rate	486	110,299,102.07	22.08%	8.459	355	77.69	608
Total	1,836	499,641,983.95	100.00%	8.663	357	80.07	614

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR	524	120,226,418.67	24.06%	9.279	357	80.04	614
2/28 6 MO LIBOR 40/30 Balloon	229	76,871,889.72	15.39%	8.699	357	77.83	591
2/28 6 MO LIBOR 50/30 Balloon	327	114,532,762.20	22.92%	8.258	357	83.76	621
2/28 6 MO LIBOR IO	15	6,105,221.98	1.22%	7.640	357	76.14	667
3/27 6 MO LIBOR	90	18,906,936.28	3.78%	9.468	358	80.18	627
3/27 6 MO LIBOR 40/30 Balloon	27	7,764,400.51	1.55%	8.950	358	76.54	618
3/27 6 MO LIBOR 50/30 Balloon	31	9,680,636.48	1.94%	8.242	358	85.99	637
3/27 6 MO LIBOR IO	3	1,919,250.00	0.38%	9.164	358	78.01	664
5/25 6 MO LIBOR	42	9,748,962.39	1.95%	9.138	357	81.75	645
5/25 6 MO LIBOR 40/30 Balloon	14	4,863,916.54	0.97%	8.506	358	80.32	607
5/25 6 MO LIBOR 50/30 Balloon	46	18,034,666.53	3.61%	7.634	357	79.49	645
5/25 6 MO LIBOR IO	2	687,820.58	0.14%	6.956	357	85.39	684
Fixed Rate 15 Yr	8	954,628.04	0.19%	8.944	177	64.96	595
Fixed Rate 20 Yr	3	542,132.35	0.11%	8.508	238	83.50	589
Fixed Rate 30 Yr	317	64,514,480.52	12.91%	8.709	357	77.49	611
Fixed Rate 30 Yr IO	12	3,759,099.61	0.75%	7.553	358	74.02	620
Fixed Rate 30 Yr Rate Reduction	3	392,193.80	0.08%	9.848	357	73.91	586
Fixed Rate 40/30 Balloon	63	16,969,813.68	3.40%	8.334	357	78.60	591
Fixed Rate 40/30 Balloon Rate Reduction	1	407,793.90	0.08%	9.820	357	79.22	583
Fixed Rate 50/30 Balloon	79	22,758,960.17	4.56%	7.924	358	78.60	612
Total	1,836	499,641,983.95	100.00%	8.663	357	80.07	614

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
I/O Term: 0 months	1,804	487,170,591.78	97.50%	8.685	357	80.16	613
I/O Term: 60 months	16	7,017,671.98	1.40%	7.864	357	75.91	661
I/O Term: 120 months	16	5,453,720.19	1.09%	7.743	358	76.79	643
Total	1,836	499,641,983.95	100.00%	8.663	357	80.07	614

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	486	133,379,568.81	26.70%	9.106	357	79.37	614
Prepay Penalty: 12 months	126	47,359,452.41	9.48%	8.573	357	78.13	619
Prepay Penalty: 24 months	802	219,715,853.74	43.97%	8.579	357	81.09	611
Prepay Penalty: 30 months	1	163,764.89	0.03%	9.675	357	77.36	637
Prepay Penalty: 36 months	421	99,023,344.10	19.82%	8.295	356	79.65	621
Total	1,836	499,641,983.95	100.00%	8.663	357	80.07	614

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	1,830	499,450,314.13	99.96%	8.663	357	80.06	614
Second Lien	6	191,669.82	0.04%	11.139	344	89.53	714
Total	1,836	499,641,983.95	100.00%	8.663	357	80.07	614

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full Documentation	1,235	313,570,454.83	62.76%	8.384	357	80.62	603
Lite Documentation	107	39,368,860.12	7.88%	8.481	357	81.20	614
No Documentation	38	8,501,056.71	1.70%	9.324	352	78.66	695
Stated Income Documentation	456	138,201,612.29	27.66%	9.308	357	78.57	636
Total	1,836	499,641,983.95	100.00%	8.663	357	80.07	614

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	1,225	347,404,184.60	69.53%	8.540	357	78.57	611
Purchase	366	91,243,331.56	18.26%	9.239	357	84.95	632
Rate/Term Refinance	245	60,994,467.79	12.21%	8.504	357	81.26	609
Total	1,836	499,641,983.95	100.00%	8.663	357	80.07	614

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2-4 Units Attached	36	11,736,695.03	2.35%	8.723	355	73.32	635
2-4 Units Detached	111	37,402,065.18	7.49%	8.839	358	79.28	640
Condo Conversion Attached	5	1,394,128.39	0.28%	9.851	358	86.84	663
Condo High-Rise Attached	6	2,549,847.11	0.51%	9.865	357	83.24	614
Condo Low-Rise Attached	77	18,539,203.00	3.71%	9.014	357	80.62	632
PUD Attached	18	4,308,993.19	0.86%	9.210	357	83.73	637
PUD Detached	202	61,203,962.29	12.25%	8.563	357	82.06	614
Single Family Attached	48	11,477,428.99	2.30%	8.922	358	78.01	591
Single Family Detached	1,333	351,029,660.77	70.26%	8.613	357	79.97	610
Total	1,836	499,641,983.95	100.00%	8.663	357	80.07	614

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	165	36,506,935.68	7.31%	9.831	357	80.30	654
Primary	1,637	452,419,447.49	90.55%	8.557	357	80.13	611
Second Home	34	10,715,600.78	2.14%	9.174	357	76.60	632
Total	1,836	499,641,983.95	100.00%	8.663	357	80.07	614

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A	127	34,995,752.80	7.00%	8.994	357	78.50	585
AA	212	61,373,027.19	12.28%	8.875	356	78.93	597
AA+	1,348	371,544,098.15	74.36%	8.515	357	81.06	623
AAA	7	335,207.31	0.07%	9.955	347	85.45	711
B	75	17,904,928.98	3.58%	9.561	358	74.11	584
C	52	10,722,500.29	2.15%	9.359	356	72.11	582
CC	15	2,766,469.23	0.55%	11.057	358	61.08	575
Total	1,836	499,641,983.95	100.00%	8.663	357	80.07	614

Geographic Distribution	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	11	2,518,837.69	0.50%	8.731	357	87.72	603
Arizona	61	15,918,878.29	3.19%	8.614	357	81.62	611
Arkansas	4	626,743.74	0.13%	9.482	358	83.20	584
California	299	123,981,525.16	24.81%	8.036	357	79.55	615
Colorado	35	9,687,427.36	1.94%	8.637	358	81.88	622
Connecticut	42	11,270,861.39	2.26%	8.847	358	79.93	626
Delaware	3	870,891.30	0.17%	10.542	357	87.92	692
District of Columbia	6	2,945,703.42	0.59%	9.301	357	72.91	590
Florida	233	51,936,541.02	10.39%	8.982	356	79.32	614
Georgia	41	7,807,006.36	1.56%	9.800	355	82.11	602
Hawaii	20	7,991,800.10	1.60%	8.241	358	77.54	623
Idaho	4	618,624.44	0.12%	8.070	357	86.99	642
Illinois	59	12,502,060.00	2.50%	8.960	356	81.27	612
Indiana	11	1,489,368.11	0.30%	10.196	358	87.53	627
Iowa	3	409,237.22	0.08%	10.445	358	90.00	580
Kansas	3	512,369.77	0.10%	9.539	358	90.00	626
Kentucky	5	1,794,379.68	0.36%	8.990	357	85.54	606
Louisiana	15	2,071,323.32	0.41%	9.362	348	81.59	594
Maine	13	2,489,953.67	0.50%	9.119	358	81.74	602
Maryland	79	25,057,629.08	5.02%	8.632	358	80.53	601
Massachusetts	68	22,038,229.63	4.41%	8.590	358	81.20	619
Michigan	54	8,335,419.20	1.67%	9.980	357	86.09	616
Minnesota	10	2,290,989.95	0.46%	9.089	357	80.83	651
Mississippi	3	339,859.93	0.07%	9.554	357	78.14	587
Missouri	13	2,020,387.45	0.40%	9.527	357	86.46	627
Montana	5	1,062,577.60	0.21%	8.635	357	77.89	623
Nevada	40	10,835,201.88	2.17%	8.350	357	82.85	607
New Hampshire	10	2,088,952.84	0.42%	9.686	358	79.19	589
New Jersey	70	22,885,885.37	4.58%	9.098	357	78.10	630
New York	123	47,958,668.73	9.60%	8.514	357	76.10	616
North Carolina	12	2,626,827.83	0.53%	9.727	357	84.55	654
Ohio	43	6,694,506.16	1.34%	9.609	357	83.04	596
Oklahoma	7	1,404,127.34	0.28%	9.146	358	85.71	623
Oregon	31	7,870,165.17	1.58%	8.013	358	77.31	631
Pennsylvania	61	9,783,263.28	1.96%	8.911	355	81.62	609
Rhode Island	2	341,424.14	0.07%	9.994	358	75.78	611
South Carolina	14	3,512,487.77	0.70%	8.873	357	76.12	612
South Dakota	1	170,258.75	0.03%	10.325	358	80.00	629
Tennessee	26	4,963,054.62	0.99%	9.168	358	81.99	591
Texas	123	20,845,430.90	4.17%	9.181	355	82.42	603
Utah	15	2,936,161.79	0.59%	8.762	358	81.02	633
Vermont	7	1,273,199.59	0.25%	9.406	358	80.21	623
Virginia	66	15,454,275.49	3.09%	9.096	356	79.31	613
Washington	62	16,294,520.42	3.26%	8.340	357	81.87	620
Wisconsin	23	3,114,947.00	0.62%	9.625	358	84.36	593
Total	1,836	499,641,983.95	100.00%	8.663	357	80.07	614

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent 2nd	1,832	498,516,128.27	99.77%	8.662	357	80.10	614
Silent 2nd	4	1,125,855.68	0.23%	9.227	357	66.25	621
Total	1,836	499,641,983.95	100.00%	8.663	357	80.07	614

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000 - 3.499	1	116,778.32	0.03%	12.700	357	70.00	594
4.500 - 4.999	4	517,728.77	0.13%	9.886	357	80.03	593
5.000 - 5.499	28	5,492,477.39	1.41%	9.178	358	79.95	587
5.500 - 5.999	24	8,084,663.93	2.08%	6.742	357	80.94	640
6.000 - 6.499	1,191	347,884,166.65	89.35%	8.713	357	81.38	618
6.500 - 6.999	65	17,953,250.09	4.61%	9.359	357	72.20	589
7.000 - 7.499	30	6,682,114.37	1.72%	9.047	357	73.93	586
7.500 - 7.999	4	1,812,786.96	0.47%	9.600	357	72.76	591
8.000 - 8.499	2	299,782.92	0.08%	8.744	356	63.16	585
8.500 - 8.999	1	499,132.48	0.13%	8.760	357	78.13	581
Total	1,350	389,342,881.88	100.00%	8.721	357	80.74	616

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000 - 3.499	1	116,778.32	0.03%	12.700	357	70.00	594
4.500 - 4.999	4	517,728.77	0.13%	9.886	357	80.03	593
5.000 - 5.499	27	5,162,919.30	1.33%	9.286	358	81.54	590
5.500 - 5.999	22	7,728,872.47	1.99%	6.665	357	81.69	642
6.000 - 6.499	1,181	344,713,932.29	88.54%	8.714	357	81.38	618
6.500 - 6.999	58	15,494,935.50	3.98%	9.379	358	72.83	585
7.000 - 7.499	28	6,513,091.57	1.67%	8.859	357	72.09	585
7.500 - 7.999	5	1,204,124.28	0.31%	8.827	357	79.25	606
8.000 - 8.499	4	2,054,193.73	0.53%	8.323	354	82.02	617
8.500 - 8.999	7	3,329,676.82	0.86%	8.784	357	69.88	605
9.000 - 9.499	2	255,987.74	0.07%	9.216	356	63.78	582
9.500 - 9.999	4	1,218,822.65	0.31%	9.817	356	71.02	584
10.000 -10.499	3	589,535.59	0.15%	10.410	357	81.30	632
11.000 -11.499	2	175,551.40	0.05%	11.148	353	90.00	610
11.500 -11.999	2	266,731.45	0.07%	11.823	357	75.90	542
Total	1,350	389,342,881.88	100.00%	8.721	357	80.74	616

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
10.500 -10.999	1	214,623.20	0.06%	7.650	356	61.43	629
11.500 -11.999	11	4,409,609.10	1.13%	5.841	357	81.77	628
12.000 -12.499	17	7,077,697.41	1.82%	6.522	357	77.38	646
12.500 -12.999	60	22,046,097.26	5.66%	6.871	357	79.27	632
13.000 -13.499	82	29,330,438.41	7.53%	7.274	357	78.21	628
13.500 -13.999	162	58,421,164.61	15.01%	7.758	357	80.09	618
14.000 -14.499	169	54,611,352.07	14.03%	8.253	357	80.45	619
14.500 -14.999	211	64,459,860.55	16.56%	8.756	357	79.10	612
15.000 -15.499	148	40,414,801.67	10.38%	9.226	358	83.19	609
15.500 -15.999	179	48,384,795.30	12.43%	9.739	358	82.46	606
16.000 -16.499	98	23,341,195.30	6.00%	10.228	358	81.73	613
16.500 -16.999	88	17,492,401.78	4.49%	10.663	358	82.93	614
17.000 -17.499	58	10,929,994.28	2.81%	11.216	357	82.83	607
17.500 -17.999	46	6,363,312.54	1.63%	11.681	357	84.36	625
18.000 -18.499	19	1,728,760.08	0.44%	12.206	358	81.60	601
18.500 -18.999	1	116,778.32	0.03%	12.700	357	70.00	594
Total	1,350	389,342,881.88	100.00%	8.721	357	80.74	616

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500	1,311	376,880,853.93	96.80%	8.723	358	80.90	616
3.000	39	12,462,027.95	3.20%	8.682	355	75.83	613
Total	1,350	389,342,881.88	100.00%	8.721	357	80.74	616

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	40	12,654,784.25	3.25%	8.684	355	76.04	613
1.500	1,310	376,688,097.63	96.75%	8.723	358	80.90	616
Total	1,350	389,342,881.88	100.00%	8.721	357	80.74	616

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
10/01/08	1	56,622.94	0.01%	11.250	348	90.00	681
01/01/09	1	156,634.25	0.04%	8.600	351	82.89	677
02/01/09	2	1,371,993.18	0.35%	8.309	352	83.02	618
03/01/09	3	1,331,106.29	0.34%	8.496	353	87.37	634
04/01/09	5	1,644,903.93	0.42%	7.816	354	86.44	600
05/01/09	6	2,354,240.41	0.60%	7.775	355	83.22	635
06/01/09	71	17,523,427.53	4.50%	8.660	356	77.03	603
07/01/09	423	127,442,761.13	32.73%	8.703	357	81.46	616
08/01/09	583	165,854,602.91	42.60%	8.803	358	80.46	609
06/01/10	3	1,105,504.20	0.28%	7.660	356	69.70	632
07/01/10	18	4,383,597.79	1.13%	9.142	357	83.04	632
08/01/10	130	32,782,121.28	8.42%	9.070	358	80.87	629
04/01/12	1	139,755.32	0.04%	8.000	354	68.63	621
05/01/12	1	330,650.03	0.08%	7.100	355	80.00	704
06/01/12	7	1,814,499.87	0.47%	8.207	356	84.68	617
07/01/12	38	14,396,711.39	3.70%	7.989	357	82.03	653
08/01/12	57	16,653,749.43	4.28%	8.380	358	78.62	631
Total	1,350	389,342,881.88	100.00%	8.721	357	80.74	616

Group I Mortgage Loan Statistics

As of the Cut-off Date
		Minimum	Maximum
Scheduled Principal Balance	$327,752,130	$18,069	$625,368
Average Scheduled Principal Balance	$211,726
Number of Mortgage Loans	1,548

Weighted Average Gross Coupon	8.817%	5.600%	12.700%
Weighted Average FICO Score	612	501	791
Weighted Average Combined Original LTV	80.35%	32.47%	90.00%
Weighted Average Combined Original LTV w/Silent 2nds	80.38%	32.47%	100.00%
Weighted Average Debt-to-Income	42.20%	1.60%	58.95%

Weighted Average Original Term	359 months	180 months	360 months
Weighted Average Stated Remaining Term	357 months	177 months	358 months
Weighted Average Seasoning	3 months	2 months	16 months

Weighted Average Gross Margin	6.075%	3.000%	8.000%
Weighted Average Minimum Interest Rate	6.131%	3.000%	11.950%
Weighted Average Maximum Interest Rate	14.910%	10.650%	18.700%
Weighted Average Initial Rate Cap	1.541%	1.500%	3.000%
Weighted Average Subsequent Rate Cap	1.486%	1.000%	1.500%
Weighted Average Months to Roll	26 months	12 months	58 months

Maturity Date		Jul 1 2022	Aug 1 2037
Maximum Zip Code Concentration	0.44%	11212

ARM	72.83%
Fixed Rate	27.17%

2/28 6 MO LIBOR	27.78%
2/28 6 MO LIBOR 40/30 Balloon	12.00%
2/28 6 MO LIBOR 50/30 Balloon	18.16%
2/28 6 MO LIBOR IO	0.90%
3/27 6 MO LIBOR	4.63%
3/27 6 MO LIBOR 40/30 Balloon	1.47%
3/27 6 MO LIBOR 50/30 Balloon	2.31%
3/27 6 MO LIBOR IO	0.07%
5/25 6 MO LIBOR	2.08%
5/25 6 MO LIBOR 40/30 Balloon	0.69%
5/25 6 MO LIBOR 50/30 Balloon	2.69%
5/25 6 MO LIBOR IO	0.05%
Fixed Rate 15 Yr	0.29%
Fixed Rate 20 Yr	0.17%
Fixed Rate 30 Yr	16.04%
Fixed Rate 30 Yr IO	0.61%
Fixed Rate 30 Yr Rate Reduction	0.12%
Fixed Rate 40/30 Balloon	4.10%
Fixed Rate 40/30 Balloon Rate Reduction	0.12%
Fixed Rate 50/30 Balloon	5.72%

Interest Only	1.62%
Not Interest Only	98.38%

Prepay Penalty: 0 months	26.75%
Prepay Penalty: 12 months	8.06%
Prepay Penalty: 24 months	42.52%
Prepay Penalty: 30 months	0.05%
Prepay Penalty: 36 months	22.62%

First Lien	99.97%
Second Lien	0.03%

Full Documentation	67.10%
Lite Documentation	5.13%
No Documentation	1.53%
Stated Income Documentation	26.24%

Cash Out Refinance	68.45%
Purchase	18.45%
Rate/Term Refinance	13.10%

2-4 Units Attached	2.59%
2-4 Units Detached	9.12%
Condo Conversion Attached	0.25%
Condo High-Rise Attached	0.19%
Condo Low-Rise Attached	4.59%
PUD Attached	0.95%
PUD Detached	10.86%
Single Family Attached	2.30%
Single Family Detached	69.14%

Non-owner	8.76%
Primary	89.74%
Second Home	1.50%

Top 5 States:
California	16.26%
Florida	12.56%
New York	8.58%
Texas	5.23%
New Jersey	4.77%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	7	242,600.88	0.07%	11.166	353	73.65	665
50,000.01 - 100,000.00	134	11,014,422.96	3.36%	10.516	356	78.81	607
100,000.01 - 150,000.00	341	42,218,086.41	12.88%	9.724	354	78.70	603
150,000.01 - 200,000.00	309	54,430,356.86	16.61%	8.871	357	80.04	608
200,000.01 - 250,000.00	280	63,034,785.49	19.23%	8.807	357	79.88	609
250,000.01 - 300,000.00	188	51,554,952.11	15.73%	8.556	358	80.54	609
300,000.01 - 350,000.00	136	43,834,796.55	13.37%	8.399	357	81.26	620
350,000.01 - 400,000.00	100	37,263,672.41	11.37%	8.342	356	81.68	612
400,000.01 - 450,000.00	32	13,402,826.83	4.09%	8.293	357	83.71	644
450,000.01 - 500,000.00	10	4,740,364.76	1.45%	8.627	358	80.09	649
500,000.01 - 550,000.00	8	4,188,658.86	1.28%	8.195	358	76.85	646
550,000.01 - 600,000.00	1	599,915.19	0.18%	9.500	358	75.00	543
600,000.01 - 650,000.00	2	1,226,691.08	0.37%	8.463	358	87.55	697
Total	1,548	327,752,130.39	100.00%	8.817	357	80.35	612

Current Note Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	6	1,976,377.09	0.60%	5.821	357	83.45	622
6.000 - 6.499	15	4,426,729.99	1.35%	6.306	358	68.78	643
6.500 - 6.999	83	22,238,681.07	6.79%	6.776	358	75.24	635
7.000 - 7.499	99	24,720,578.30	7.54%	7.261	358	77.41	627
7.500 - 7.999	180	44,617,998.29	13.61%	7.767	355	79.07	615
8.000 - 8.499	170	42,434,794.40	12.95%	8.235	357	81.07	615
8.500 - 8.999	230	50,126,389.26	15.29%	8.762	357	80.50	606
9.000 - 9.499	162	33,760,019.13	10.30%	9.238	357	81.83	603
9.500 - 9.999	215	45,064,157.53	13.75%	9.738	357	81.07	604
10.000 -10.499	105	17,281,419.86	5.27%	10.259	355	83.41	614
10.500 -10.999	125	19,917,326.23	6.08%	10.686	358	82.73	601
11.000 -11.499	69	10,978,134.91	3.35%	11.216	357	84.33	609
11.500 -11.999	63	7,611,951.01	2.32%	11.706	357	83.81	610
12.000 -12.499	25	2,480,795.00	0.76%	12.207	357	79.41	614
12.500 -12.999	1	116,778.32	0.04%	12.700	357	70.00	594
Total	1,548	327,752,130.39	100.00%	8.817	357	80.35	612

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
501 - 520	27	5,913,090.61	1.80%	9.206	358	71.24	510
521 - 540	32	6,054,014.56	1.85%	9.216	352	73.59	532
541 - 560	154	30,762,513.59	9.39%	9.315	356	77.35	551
561 - 580	227	46,453,060.87	14.17%	9.188	357	78.51	570
581 - 600	240	48,524,519.75	14.81%	8.873	358	78.86	590
601 - 620	290	60,276,216.31	18.39%	8.664	357	81.91	610
621 - 640	204	43,976,833.89	13.42%	8.717	357	82.65	630
641 - 660	171	39,338,069.05	12.00%	8.383	357	81.37	650
661 - 680	95	20,907,083.18	6.38%	8.390	356	81.49	669
681 - 700	44	9,343,436.33	2.85%	8.526	355	82.00	689
701 - 760	51	12,801,307.59	3.91%	8.882	357	84.92	725
761+	13	3,401,984.66	1.04%	9.199	357	83.54	782
Total	1,548	327,752,130.39	100.00%	8.817	357	80.35	612

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	31	5,041,719.34	1.54%	8.499	352	43.45	588
50.00- 54.99	23	4,156,476.21	1.27%	8.066	348	52.68	583
55.00- 59.99	36	7,562,478.47	2.31%	8.506	357	57.56	599
60.00- 64.99	66	14,268,641.20	4.35%	8.231	357	62.20	607
65.00- 69.99	85	18,860,020.97	5.75%	8.380	358	67.23	604
70.00- 74.99	111	23,551,032.20	7.19%	8.480	356	71.91	593
75.00- 79.99	148	31,564,373.02	9.63%	8.592	357	76.82	596
80.00	252	47,104,288.09	14.37%	8.930	357	80.00	608
80.01- 84.99	82	18,504,177.44	5.65%	8.520	357	83.47	612
85.00- 89.99	309	68,067,852.61	20.77%	8.843	357	86.05	619
90.00	405	89,071,070.84	27.18%	9.232	357	90.00	627
Total	1,548	327,752,130.39	100.00%	8.817	357	80.35	612

CLTV with Silent 2nds	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	31	5,041,719.34	1.54%	8.499	352	43.45	588
50.00- 54.99	23	4,156,476.21	1.27%	8.066	348	52.68	583
55.00- 59.99	36	7,562,478.47	2.31%	8.506	357	57.56	599
60.00- 64.99	65	14,095,786.34	4.30%	8.220	357	62.19	608
65.00- 69.99	85	18,860,020.97	5.75%	8.380	358	67.23	604
70.00- 74.99	110	23,271,519.01	7.10%	8.477	356	71.94	593
75.00- 79.99	148	31,564,373.02	9.63%	8.592	357	76.82	596
80.00	251	46,960,750.60	14.33%	8.932	357	80.00	608
80.01- 84.99	83	18,677,032.30	5.70%	8.525	357	83.28	612
85.00- 89.99	310	68,347,365.80	20.85%	8.843	357	85.99	619
90.00	405	89,071,070.84	27.18%	9.232	357	90.00	627
100.00	1	143,537.49	0.04%	8.375	351	80.00	706
Total	1,548	327,752,130.39	100.00%	8.817	357	80.35	612

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
180	8	954,628.04	0.29%	8.944	177	64.96	595
240	3	542,132.35	0.17%	8.508	238	83.50	589
360	1,537	326,255,370.00	99.54%	8.817	357	80.39	612
Total	1,548	327,752,130.39	100.00%	8.817	357	80.35	612

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
121-180	8	954,628.04	0.29%	8.944	177	64.96	595
181-240	3	542,132.35	0.17%	8.508	238	83.50	589
301-360	1,537	326,255,370.00	99.54%	8.817	357	80.39	612
Total	1,548	327,752,130.39	100.00%	8.817	357	80.35	612

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	46	8,353,280.02	2.55%	8.944	352	79.34	615
20.01 -25.00	59	9,503,593.57	2.90%	9.181	356	77.69	618
25.01 -30.00	130	23,350,172.28	7.12%	8.998	357	79.72	613
30.01 -35.00	148	29,235,640.87	8.92%	8.815	357	79.56	612
35.01 -40.00	215	41,655,268.48	12.71%	9.069	357	79.21	609
40.01 -45.00	278	59,210,524.85	18.07%	8.776	357	81.45	618
45.01 -50.00	375	85,900,302.80	26.21%	8.797	357	80.73	611
50.01 -55.00	227	54,796,421.24	16.72%	8.629	357	80.97	604
55.01 -60.00	40	10,722,912.41	3.27%	8.223	357	81.43	609
None	30	5,024,013.87	1.53%	9.113	348	75.28	691
Total	1,548	327,752,130.39	100.00%	8.817	357	80.35	612

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	1,100	238,710,011.76	72.83%	8.919	357	81.43	614
Fixed Rate	448	89,042,118.63	27.17%	8.541	355	77.44	607
Total	1,548	327,752,130.39	100.00%	8.817	357	80.35	612

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR	472	91,048,619.89	27.78%	9.357	357	80.29	612
2/28 6 MO LIBOR 40/30 Balloon	171	39,342,942.57	12.00%	8.760	357	78.71	588
2/28 6 MO LIBOR 50/30 Balloon	233	59,510,476.16	18.16%	8.436	357	84.24	621
2/28 6 MO LIBOR IO	10	2,946,321.98	0.90%	7.879	357	83.44	653
3/27 6 MO LIBOR	84	15,188,622.08	4.63%	9.735	358	82.66	626
3/27 6 MO LIBOR 40/30 Balloon	23	4,817,626.15	1.47%	8.830	358	78.16	600
3/27 6 MO LIBOR 50/30 Balloon	27	7,564,324.73	2.31%	8.263	358	85.31	640
3/27 6 MO LIBOR IO	1	216,750.00	0.07%	6.950	358	85.00	695
5/25 6 MO LIBOR	36	6,831,645.44	2.08%	9.142	357	81.46	645
5/25 6 MO LIBOR 40/30 Balloon	10	2,269,438.33	0.69%	9.212	358	80.02	587
5/25 6 MO LIBOR 50/30 Balloon	32	8,816,423.85	2.69%	7.766	358	82.51	645
5/25 6 MO LIBOR IO	1	156,820.58	0.05%	6.975	358	69.78	615
Fixed Rate 15 Yr	8	954,628.04	0.29%	8.944	177	64.96	595
Fixed Rate 20 Yr	3	542,132.35	0.17%	8.508	238	83.50	589
Fixed Rate 30 Yr	296	52,577,468.96	16.04%	8.832	357	77.17	608
Fixed Rate 30 Yr IO	9	1,994,199.61	0.61%	7.618	358	70.85	613
Fixed Rate 30 Yr Rate Reduction	3	392,193.80	0.12%	9.848	357	73.91	586
Fixed Rate 40/30 Balloon	57	13,422,500.09	4.10%	8.454	357	78.78	588
Fixed Rate 40/30 Balloon Rate Reduction	1	407,793.90	0.12%	9.820	357	79.22	583
Fixed Rate 50/30 Balloon	71	18,751,201.88	5.72%	7.810	358	78.45	616
Total	1,548	327,752,130.39	100.00%	8.817	357	80.35	612

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
I/O Term: 0 months	1,527	322,438,038.22	98.38%	8.835	357	80.38	612
I/O Term: 60 months	10	2,907,871.98	0.89%	7.596	357	82.92	656
I/O Term: 120 months	11	2,406,220.19	0.73%	7.862	358	72.88	617
Total	1,548	327,752,130.39	100.00%	8.817	357	80.35	612

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	411	87,672,346.71	26.75%	9.237	357	80.69	611
Prepay Penalty: 12 months	92	26,414,171.00	8.06%	8.552	356	75.33	614
Prepay Penalty: 24 months	664	139,348,538.90	42.52%	8.800	357	81.38	611
Prepay Penalty: 30 months	1	163,764.89	0.05%	9.675	357	77.36	637
Prepay Penalty: 36 months	380	74,153,308.89	22.62%	8.442	356	79.79	616
Total	1,548	327,752,130.39	100.00%	8.817	357	80.35	612

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	1,544	327,658,803.28	99.97%	8.816	357	80.34	612
Second Lien	4	93,327.11	0.03%	11.655	345	89.03	712
Total	1,548	327,752,130.39	100.00%	8.817	357	80.35	612

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full Documentation	1,069	219,933,454.47	67.10%	8.549	357	80.43	601
Lite Documentation	74	16,807,531.02	5.13%	8.946	356	83.25	612
No Documentation	30	5,024,013.87	1.53%	9.113	348	75.28	691
Stated Income Documentation	375	85,987,131.03	26.24%	9.458	357	79.87	638
Total	1,548	327,752,130.39	100.00%	8.817	357	80.35	612

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	1,022	224,349,012.85	68.45%	8.640	357	78.56	607
Purchase	314	60,476,667.70	18.45%	9.473	357	85.84	634
Rate/Term Refinance	212	42,926,449.84	13.10%	8.813	357	81.92	607
Total	1,548	327,752,130.39	100.00%	8.817	357	80.35	612

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2-4 Units Attached	30	8,501,965.34	2.59%	8.795	355	74.49	635
2-4 Units Detached	100	29,889,330.10	9.12%	8.794	358	78.87	642
Condo Conversion Attached	4	818,218.23	0.25%	10.275	358	84.61	675
Condo High-Rise Attached	3	632,992.87	0.19%	8.918	358	84.95	644
Condo Low-Rise Attached	72	15,059,927.88	4.59%	8.928	357	81.73	630
PUD Attached	16	3,119,466.85	0.95%	9.078	357	82.33	619
PUD Detached	161	35,588,029.44	10.86%	8.766	356	82.40	611
Single Family Attached	41	7,527,113.58	2.30%	8.831	358	79.18	589
Single Family Detached	1,121	226,615,086.10	69.14%	8.811	357	80.33	607
Total	1,548	327,752,130.39	100.00%	8.817	357	80.35	612

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	152	28,706,514.62	8.76%	9.996	357	81.47	654
Primary	1,372	294,115,930.50	89.74%	8.691	357	80.27	608
Second Home	24	4,929,685.27	1.50%	9.411	357	78.55	628
Total	1,548	327,752,130.39	100.00%	8.817	357	80.35	612

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A	104	20,864,767.19	6.37%	8.890	357	77.67	584
AA	173	36,856,084.15	11.25%	9.141	356	80.92	591
AA+	1,134	243,733,842.42	74.37%	8.672	357	81.38	621
AAA	5	236,864.60	0.07%	9.667	348	83.56	708
B	67	13,730,425.47	4.19%	9.584	358	73.93	579
C	50	9,563,677.33	2.92%	9.311	356	72.36	586
CC	15	2,766,469.23	0.84%	11.057	358	61.08	575
Total	1,548	327,752,130.39	100.00%	8.817	357	80.35	612

Geographic Distribution	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	10	2,024,170.82	0.62%	9.044	357	87.17	601
Arizona	52	11,164,275.25	3.41%	8.559	357	82.25	609
Arkansas	4	626,743.74	0.19%	9.482	358	83.20	584
California	181	53,303,319.77	16.26%	8.080	357	78.35	614
Colorado	31	6,498,070.06	1.98%	8.866	357	81.82	609
Connecticut	38	7,886,480.87	2.41%	9.115	357	83.29	613
Delaware	2	362,872.84	0.11%	9.061	357	85.00	606
District of Columbia	3	1,026,302.74	0.31%	9.477	358	74.96	594
Florida	215	41,159,215.73	12.56%	8.997	356	79.52	613
Georgia	39	6,376,295.39	1.95%	9.935	355	85.44	598
Hawaii	16	5,008,005.98	1.53%	7.709	358	74.43	629
Idaho	4	618,624.44	0.19%	8.070	357	86.99	642
Illinois	56	11,017,007.10	3.36%	8.949	355	81.16	607
Indiana	11	1,489,368.11	0.45%	10.196	358	87.53	627
Iowa	3	409,237.22	0.12%	10.445	358	90.00	580
Kansas	3	512,369.77	0.16%	9.539	358	90.00	626
Kentucky	3	697,174.95	0.21%	9.125	358	86.53	573
Louisiana	15	2,071,323.32	0.63%	9.362	348	81.59	594
Maine	13	2,489,953.67	0.76%	9.119	358	81.74	602
Maryland	64	15,300,183.31	4.67%	8.688	358	80.30	599
Massachusetts	52	13,334,779.74	4.07%	8.811	358	81.17	633
Michigan	53	7,735,981.33	2.36%	9.998	357	85.82	616
Minnesota	9	1,859,083.22	0.57%	8.994	357	78.70	640
Mississippi	3	339,859.93	0.10%	9.554	357	78.14	587
Missouri	12	1,454,463.02	0.44%	9.995	357	85.08	614
Montana	5	1,062,577.60	0.32%	8.635	357	77.89	623
Nevada	36	8,534,974.63	2.60%	8.408	357	83.41	610
New Hampshire	10	2,088,952.84	0.64%	9.686	358	79.19	589
New Jersey	58	15,620,939.16	4.77%	9.256	357	78.15	621
New York	90	28,121,115.38	8.58%	8.459	356	76.20	613
North Carolina	11	2,003,225.92	0.61%	9.432	357	84.41	638
Ohio	41	5,651,974.47	1.72%	9.772	357	83.63	596
Oklahoma	6	881,490.82	0.27%	9.588	358	86.13	628
Oregon	29	6,503,332.20	1.98%	8.116	358	80.64	624
Pennsylvania	60	9,324,478.38	2.84%	8.922	355	81.21	609
Rhode Island	2	341,424.14	0.10%	9.994	358	75.78	611
South Carolina	11	1,945,590.00	0.59%	9.059	358	80.11	616
South Dakota	1	170,258.75	0.05%	10.325	358	80.00	629
Tennessee	24	3,897,692.72	1.19%	9.252	358	84.15	586
Texas	116	17,155,348.53	5.23%	9.326	355	83.06	604
Utah	14	2,506,355.99	0.76%	8.927	358	79.48	637
Vermont	7	1,273,199.59	0.39%	9.406	358	80.21	623
Virginia	58	10,855,245.92	3.31%	9.376	356	78.89	607
Washington	54	11,933,844.03	3.64%	8.261	357	80.93	623
Wisconsin	23	3,114,947.00	0.95%	9.625	358	84.36	593
Total	1,548	327,752,130.39	100.00%	8.817	357	80.35	612

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent 2nd	1,545	327,156,224.85	99.82%	8.817	357	80.36	612
Silent 2nd	3	595,905.54	0.18%	8.761	355	70.35	609
Total	1,548	327,752,130.39	100.00%	8.817	357	80.35	612

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000 - 3.499	1	116,778.32	0.05%	12.700	357	70.00	594
4.500 - 4.999	4	517,728.77	0.22%	9.886	357	80.03	593
5.000 - 5.499	27	4,958,316.97	2.08%	9.213	358	79.94	590
5.500 - 5.999	16	4,176,860.56	1.75%	7.029	357	80.19	619
6.000 - 6.499	968	212,169,840.50	88.88%	8.907	357	82.24	617
6.500 - 6.999	53	11,063,892.30	4.63%	9.430	358	72.06	583
7.000 - 7.499	27	4,872,560.66	2.04%	9.207	357	71.02	586
7.500 - 7.999	2	534,250.76	0.22%	10.982	357	85.09	625
8.000 - 8.499	2	299,782.92	0.13%	8.744	356	63.16	585
Total	1,100	238,710,011.76	100.00%	8.919	357	81.43	614

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000 - 3.499	1	116,778.32	0.05%	12.700	357	70.00	594
4.500 - 4.999	4	517,728.77	0.22%	9.886	357	80.03	593
5.000 - 5.499	26	4,628,758.88	1.94%	9.336	358	81.72	593
5.500 - 5.999	14	3,821,069.10	1.60%	6.899	357	81.62	622
6.000 - 6.499	959	209,957,599.32	87.96%	8.910	357	82.23	617
6.500 - 6.999	47	9,644,884.00	4.04%	9.421	358	72.28	582
7.000 - 7.499	25	4,703,537.86	1.97%	8.952	357	68.37	585
7.500 - 7.999	5	1,204,124.28	0.50%	8.827	357	79.25	606
8.000 - 8.499	3	1,096,200.55	0.46%	8.256	355	83.79	631
8.500 - 8.999	4	931,535.57	0.39%	8.856	356	75.39	597
9.000 - 9.499	2	255,987.74	0.11%	9.216	356	63.78	582
9.500 - 9.999	3	799,988.93	0.34%	9.769	356	70.00	583
10.000 -10.499	3	589,535.59	0.25%	10.410	357	81.30	632
11.000 -11.499	2	175,551.40	0.07%	11.148	353	90.00	610
11.500 -11.999	2	266,731.45	0.11%	11.823	357	75.90	542
Total	1,100	238,710,011.76	100.00%	8.919	357	81.43	614

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
10.500 -10.999	1	214,623.20	0.09%	7.650	356	61.43	629
11.500 -11.999	6	1,976,377.09	0.83%	5.821	357	83.45	622
12.000 -12.499	8	2,293,064.38	0.96%	6.281	357	69.82	654
12.500 -12.999	39	10,551,715.88	4.42%	6.928	357	79.93	637
13.000 -13.499	58	15,184,321.92	6.36%	7.257	358	79.03	626
13.500 -13.999	114	29,256,234.32	12.26%	7.784	357	79.25	617
14.000 -14.499	140	36,215,016.64	15.17%	8.252	357	81.68	618
14.500 -14.999	172	38,737,989.30	16.23%	8.760	358	80.57	607
15.000 -15.499	122	25,714,860.46	10.77%	9.227	357	83.33	607
15.500 -15.999	152	33,015,560.18	13.83%	9.731	358	81.92	609
16.000 -16.499	86	14,561,163.49	6.10%	10.262	358	83.86	619
16.500 -16.999	81	13,876,233.48	5.81%	10.659	358	83.32	610
17.000 -17.499	56	9,412,018.94	3.94%	11.206	357	84.32	609
17.500 -17.999	45	5,855,294.08	2.45%	11.688	357	83.87	614
18.000 -18.499	19	1,728,760.08	0.72%	12.206	358	81.60	601
18.500 -18.999	1	116,778.32	0.05%	12.700	357	70.00	594
Total	1,100	238,710,011.76	100.00%	8.919	357	81.43	614

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500	1,069	232,238,772.83	97.29%	8.919	358	81.59	615
3.000	31	6,471,238.93	2.71%	8.938	356	75.65	602
Total	1,100	238,710,011.76	100.00%	8.919	357	81.43	614

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	32	6,663,995.23	2.79%	8.936	356	76.06	602
1.500	1,068	232,046,016.53	97.21%	8.919	358	81.58	615
Total	1,100	238,710,011.76	100.00%	8.919	357	81.43	614

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
10/01/08	1	56,622.94	0.02%	11.250	348	90.00	681
01/01/09	1	156,634.25	0.07%	8.600	351	82.89	677
02/01/09	1	414,000.00	0.17%	8.100	352	90.00	658
03/01/09	2	351,674.30	0.15%	7.508	353	80.05	597
04/01/09	3	589,006.40	0.25%	8.204	354	87.60	624
05/01/09	4	1,028,422.52	0.43%	8.095	355	77.33	639
06/01/09	66	13,940,598.38	5.84%	8.800	356	77.93	605
07/01/09	331	72,485,975.79	30.37%	9.006	357	83.28	615
08/01/09	477	103,825,426.02	43.49%	8.911	358	80.21	608
06/01/10	2	502,599.47	0.21%	8.177	356	87.33	631
07/01/10	16	3,377,036.52	1.41%	9.560	357	81.66	634
08/01/10	117	23,907,686.97	10.02%	9.119	358	82.66	624
04/01/12	1	139,755.32	0.06%	8.000	354	68.63	621
05/01/12	1	330,650.03	0.14%	7.100	355	80.00	704
06/01/12	6	1,355,787.52	0.57%	8.463	356	84.58	622
07/01/12	24	5,792,677.29	2.43%	8.374	357	84.99	659
08/01/12	47	10,455,458.04	4.38%	8.558	358	79.72	625
Total	1,100	238,710,011.76	100.00%	8.919	357	81.43	614

Group II Mortgage Loan Statistics

As of the Cut-off Date
		Minimum	Maximum
Scheduled Principal Balance	$171,889,854	$39,305	$1,499,360
Average Scheduled Principal Balance	$596,840
Number of Mortgage Loans	288

Weighted Average Gross Coupon	8.372%	5.650%	11.999%
Weighted Average FICO Score	618	516	788
Weighted Average Combined Original LTV	79.53%	30.00%	90.00%
Weighted Average Combined Original LTV w/Silent 2nds	79.60%	30.00%	90.00%
Weighted Average Debt-to-Income	43.72%	12.25%	56.85%

Weighted Average Original Term	360 months	360 months	360 months
Weighted Average Stated Remaining Term	357 months	344 months	358 months
Weighted Average Seasoning	3 months	2 months	16 months

Weighted Average Gross Margin	6.113%	5.000%	8.500%
Weighted Average Minimum Interest Rate	6.151%	5.000%	9.910%
Weighted Average Maximum Interest Rate	14.396%	11.650%	17.600%
Weighted Average Initial Rate Cap	1.560%	1.500%	3.000%
Weighted Average Subsequent Rate Cap	1.480%	1.000%	1.500%
Weighted Average Months to Roll	26 months	16 months	58 months

Maturity Date		Jun 1 2036	Aug 1 2037
Maximum Zip Code Concentration	1.10%	33064

ARM	87.63%
Fixed Rate	12.37%

2/28 6 MO LIBOR	16.97%
2/28 6 MO LIBOR 40/30 Balloon	21.83%
2/28 6 MO LIBOR 50/30 Balloon	32.01%
2/28 6 MO LIBOR IO	1.84%
3/27 6 MO LIBOR	2.16%
3/27 6 MO LIBOR 40/30 Balloon	1.71%
3/27 6 MO LIBOR 50/30 Balloon	1.23%
3/27 6 MO LIBOR IO	0.99%
5/25 6 MO LIBOR	1.70%
5/25 6 MO LIBOR 40/30 Balloon	1.51%
5/25 6 MO LIBOR 50/30 Balloon	5.36%
5/25 6 MO LIBOR IO	0.31%
Fixed Rate 30 Yr	6.94%
Fixed Rate 30 Yr IO	1.03%
Fixed Rate 40/30 Balloon	2.06%
Fixed Rate 50/30 Balloon	2.33%

Interest Only	4.16%
Not Interest Only	95.84%

Prepay Penalty: 0 months	26.59%
Prepay Penalty: 12 months	12.19%
Prepay Penalty: 24 months	46.76%
Prepay Penalty: 36 months	14.47%

First Lien	99.94%
Second Lien	0.06%

Full Documentation	54.48%
Lite Documentation	13.13%
No Documentation	2.02%
Stated Income Documentation	30.38%

Cash Out Refinance	71.59%
Purchase	17.90%
Rate/Term Refinance	10.51%

2-4 Units Attached	1.88%
2-4 Units Detached	4.37%
Condo Conversion Attached	0.34%
Condo High-Rise Attached	1.12%
Condo Low-Rise Attached	2.02%
PUD Attached	0.69%
PUD Detached	14.90%
Single Family Attached	2.30%
Single Family Detached	72.38%

Non-owner	4.54%
Primary	92.10%
Second Home	3.37%

Top 5 States:
California	41.12%
New York	11.54%
Florida	6.27%
Maryland	5.68%
Massachusetts	5.06%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	1	39,304.93	0.02%	11.999	344	90.00	737
50,000.01 - 100,000.00	1	59,037.78	0.03%	9.750	344	90.00	703
400,000.01 - 450,000.00	42	18,090,238.02	10.52%	8.293	357	80.54	611
450,000.01 - 500,000.00	67	31,829,415.27	18.52%	8.096	357	80.01	610
500,000.01 - 550,000.00	36	18,950,519.76	11.02%	8.296	358	84.13	628
550,000.01 - 600,000.00	38	21,870,508.68	12.72%	8.323	357	81.07	619
600,000.01 - 650,000.00	26	16,217,164.67	9.43%	8.296	357	81.07	624
650,000.01 - 700,000.00	21	14,287,592.55	8.31%	8.803	358	83.96	613
700,000.01 - 750,000.00	16	11,705,897.88	6.81%	8.699	357	78.67	617
750,000.01 - 800,000.00	6	4,632,691.88	2.70%	9.172	358	70.61	612
800,000.01 - 850,000.00	4	3,324,292.63	1.93%	8.957	357	76.91	606
850,000.01 - 900,000.00	7	6,139,405.12	3.57%	8.064	356	71.33	606
900,000.01 - 950,000.00	6	5,584,248.85	3.25%	8.601	358	73.18	625
950,000.01 - 1,000,000.00	6	5,891,183.27	3.43%	8.203	356	79.79	633
1,000,000.01+	11	13,268,352.27	7.72%	8.345	357	72.05	636
Total	288	171,889,853.56	100.00%	8.372	357	79.53	618

Current Note Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	5	2,433,232.01	1.42%	5.857	358	80.40	632
6.000 - 6.499	9	5,206,804.69	3.03%	6.325	357	79.82	654
6.500 - 6.999	30	16,505,990.42	9.60%	6.803	357	78.17	628
7.000 - 7.499	28	16,173,054.57	9.41%	7.287	357	76.97	629
7.500 - 7.999	55	33,462,648.59	19.47%	7.739	357	80.48	621
8.000 - 8.499	30	18,893,311.76	10.99%	8.253	357	78.22	621
8.500 - 8.999	46	29,967,059.94	17.43%	8.763	357	77.55	617
9.000 - 9.499	28	15,800,985.28	9.19%	9.227	358	82.94	611
9.500 - 9.999	28	15,428,272.90	8.98%	9.755	358	83.66	598
10.000 -10.499	17	11,906,296.96	6.93%	10.166	357	78.80	597
10.500 -10.999	8	4,046,897.71	2.35%	10.706	358	81.28	624
11.000 -11.499	2	1,517,975.34	0.88%	11.276	358	73.63	591
11.500 -11.999	2	547,323.39	0.32%	11.629	356	90.00	753
Total	288	171,889,853.56	100.00%	8.372	357	79.53	618

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
501 - 520	1	457,336.03	0.27%	9.600	358	73.67	516
521 - 540	1	579,536.02	0.34%	10.490	358	80.00	536
541 - 560	17	9,857,201.98	5.73%	9.260	357	81.89	552
561 - 580	43	25,459,562.97	14.81%	8.979	357	77.99	572
581 - 600	36	20,582,290.77	11.97%	8.436	358	77.55	591
601 - 620	61	34,485,134.59	20.06%	8.093	357	79.67	609
621 - 640	50	32,235,865.30	18.75%	8.265	357	79.41	630
641 - 660	37	22,964,834.22	13.36%	7.912	357	81.72	649
661 - 680	19	12,148,476.34	7.07%	8.000	358	78.42	670
681 - 700	11	6,904,935.12	4.02%	7.860	357	82.97	688
701 - 760	11	5,735,577.56	3.34%	9.078	357	79.45	716
761+	1	479,102.66	0.28%	8.850	357	76.79	788
Total	288	171,889,853.56	100.00%	8.372	357	79.53	618

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	3	1,945,850.82	1.13%	8.113	357	41.78	631
50.00- 54.99	2	1,496,986.20	0.87%	8.017	358	53.93	632
55.00- 59.99	4	2,731,040.41	1.59%	8.409	357	56.62	599
60.00- 64.99	12	8,363,501.55	4.87%	8.231	358	62.45	628
65.00- 69.99	18	11,307,469.19	6.58%	8.315	357	65.66	615
70.00- 74.99	22	13,932,327.16	8.11%	8.104	357	72.15	608
75.00- 79.99	44	28,421,158.05	16.53%	8.331	357	76.71	618
80.00	50	29,471,192.72	17.15%	8.289	357	80.00	614
80.01- 84.99	8	4,817,048.59	2.80%	8.079	357	83.45	608
85.00- 89.99	45	26,986,396.23	15.70%	8.383	357	86.21	617
90.00	80	42,416,882.64	24.68%	8.634	357	90.00	626
Total	288	171,889,853.56	100.00%	8.372	357	79.53	618

CLTV with Silent 2nds	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	3	1,945,850.82	1.13%	8.113	357	41.78	631
50.00- 54.99	2	1,496,986.20	0.87%	8.017	358	53.93	632
55.00- 59.99	4	2,731,040.41	1.59%	8.409	357	56.62	599
60.00- 64.99	11	7,833,551.41	4.56%	8.128	358	62.50	628
65.00- 69.99	18	11,307,469.19	6.58%	8.315	357	65.66	615
70.00- 74.99	22	13,932,327.16	8.11%	8.104	357	72.15	608
75.00- 79.99	44	28,421,158.05	16.53%	8.331	357	76.71	618
80.00	50	29,471,192.72	17.15%	8.289	357	80.00	614
80.01- 84.99	9	5,346,998.73	3.11%	8.245	358	81.29	611
85.00- 89.99	45	26,986,396.23	15.70%	8.383	357	86.21	617
90.00	80	42,416,882.64	24.68%	8.634	357	90.00	626
Total	288	171,889,853.56	100.00%	8.372	357	79.53	618

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
360	288	171,889,853.56	100.00%	8.372	357	79.53	618
Total	288	171,889,853.56	100.00%	8.372	357	79.53	618

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
301-360	288	171,889,853.56	100.00%	8.372	357	79.53	618
Total	288	171,889,853.56	100.00%	8.372	357	79.53	618

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	5	2,826,944.96	1.64%	9.202	358	80.82	627
20.01 -25.00	8	6,047,525.83	3.52%	7.334	357	71.81	629
25.01 -30.00	7	4,343,345.92	2.53%	8.343	356	86.36	622
30.01 -35.00	25	16,558,004.96	9.63%	8.573	357	75.08	621
35.01 -40.00	36	21,339,620.07	12.41%	8.697	358	80.32	619
40.01 -45.00	44	26,814,725.70	15.60%	8.078	357	78.89	616
45.01 -50.00	79	46,253,176.37	26.91%	8.780	357	80.39	616
50.01 -55.00	57	34,211,633.53	19.90%	7.871	357	79.75	615
55.01 -60.00	19	10,017,833.38	5.83%	7.922	357	82.18	605
None	8	3,477,042.84	2.02%	9.630	357	83.55	701
Total	288	171,889,853.56	100.00%	8.372	357	79.53	618

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	250	150,632,870.12	87.63%	8.408	357	79.65	619
Fixed Rate	38	21,256,983.44	12.37%	8.117	357	78.71	613
Total	288	171,889,853.56	100.00%	8.372	357	79.53	618

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR	52	29,177,798.78	16.97%	9.038	357	79.25	621
2/28 6 MO LIBOR 40/30 Balloon	58	37,528,947.15	21.83%	8.635	357	76.91	593
2/28 6 MO LIBOR 50/30 Balloon	94	55,022,286.04	32.01%	8.066	357	83.24	621
2/28 6 MO LIBOR IO	5	3,158,900.00	1.84%	7.418	357	69.33	680
3/27 6 MO LIBOR	6	3,718,314.20	2.16%	8.378	358	70.01	633
3/27 6 MO LIBOR 40/30 Balloon	4	2,946,774.36	1.71%	9.146	358	73.88	647
3/27 6 MO LIBOR 50/30 Balloon	4	2,116,311.75	1.23%	8.167	358	88.44	629
3/27 6 MO LIBOR IO	2	1,702,500.00	0.99%	9.446	358	77.11	660
5/25 6 MO LIBOR	6	2,917,316.95	1.70%	9.127	358	82.44	643
5/25 6 MO LIBOR 40/30 Balloon	4	2,594,478.21	1.51%	7.889	358	80.57	626
5/25 6 MO LIBOR 50/30 Balloon	14	9,218,242.68	5.36%	7.508	357	76.60	646
5/25 6 MO LIBOR IO	1	531,000.00	0.31%	6.950	357	90.00	705
Fixed Rate 30 Yr	21	11,937,011.56	6.94%	8.168	357	78.90	621
Fixed Rate 30 Yr IO	3	1,764,900.00	1.03%	7.478	358	77.59	627
Fixed Rate 40/30 Balloon	6	3,547,313.59	2.06%	7.878	357	77.90	600
Fixed Rate 50/30 Balloon	8	4,007,758.29	2.33%	8.457	357	79.31	594
Total	288	171,889,853.56	100.00%	8.372	357	79.53	618

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
I/O Term: 0 months	277	164,732,553.56	95.84%	8.393	357	79.74	616
I/O Term: 60 months	6	4,109,800.00	2.39%	8.053	358	70.95	665
I/O Term: 120 months	5	3,047,500.00	1.77%	7.648	358	79.87	663
Total	288	171,889,853.56	100.00%	8.372	357	79.53	618

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	75	45,707,222.10	26.59%	8.856	357	76.84	620
Prepay Penalty: 12 months	34	20,945,281.41	12.19%	8.600	358	81.66	625
Prepay Penalty: 24 months	138	80,367,314.84	46.76%	8.196	357	80.60	611
Prepay Penalty: 36 months	41	24,870,035.21	14.47%	7.857	357	79.25	636
Total	288	171,889,853.56	100.00%	8.372	357	79.53	618

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	286	171,791,510.85	99.94%	8.370	357	79.53	618
Second Lien	2	98,342.71	0.06%	10.649	344	90.00	717
Total	288	171,889,853.56	100.00%	8.372	357	79.53	618

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full Documentation	166	93,637,000.36	54.48%	7.998	357	81.08	608
Lite Documentation	33	22,561,329.10	13.13%	8.134	357	79.68	615
No Documentation	8	3,477,042.84	2.02%	9.630	357	83.55	701
Stated Income Documentation	81	52,214,481.26	30.38%	9.061	357	76.43	634
Total	288	171,889,853.56	100.00%	8.372	357	79.53	618

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	203	123,055,171.75	71.59%	8.358	357	78.59	617
Purchase	52	30,766,663.86	17.90%	8.780	357	83.19	627
Rate/Term Refinance	33	18,068,017.95	10.51%	7.767	357	79.71	615
Total	288	171,889,853.56	100.00%	8.372	357	79.53	618

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2-4 Units Attached	6	3,234,729.69	1.88%	8.533	357	70.25	633
2-4 Units Detached	11	7,512,735.08	4.37%	9.017	357	80.91	635
Condo Conversion Attached	1	575,910.16	0.34%	9.250	358	90.00	647
Condo High-Rise Attached	3	1,916,854.24	1.12%	10.177	357	82.68	604
Condo Low-Rise Attached	5	3,479,275.12	2.02%	9.389	358	75.80	639
PUD Attached	2	1,189,526.34	0.69%	9.557	357	87.38	685
PUD Detached	41	25,615,932.85	14.90%	8.282	357	81.58	618
Single Family Attached	7	3,950,315.41	2.30%	9.094	357	75.78	596
Single Family Detached	212	124,414,574.67	72.38%	8.252	357	79.32	617
Total	288	171,889,853.56	100.00%	8.372	357	79.53	618

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	13	7,800,421.06	4.54%	9.221	357	75.99	652
Primary	265	158,303,516.99	92.10%	8.308	357	79.87	616
Second Home	10	5,785,915.51	3.37%	8.971	357	74.94	634
Total	288	171,889,853.56	100.00%	8.372	357	79.53	618

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A	23	14,130,985.61	8.22%	9.147	358	79.73	587
AA	39	24,516,943.04	14.26%	8.474	357	75.92	607
AA+	214	127,810,255.73	74.36%	8.215	357	80.44	625
AAA	2	98,342.71	0.06%	10.649	344	90.00	717
B	8	4,174,503.51	2.43%	9.485	358	74.69	603
C	2	1,158,822.96	0.67%	9.756	357	70.04	549
Total	288	171,889,853.56	100.00%	8.372	357	79.53	618

Geographic Distribution	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	1	494,666.87	0.29%	7.450	358	90.00	610
Arizona	9	4,754,603.04	2.77%	8.743	358	80.14	618
California	118	70,678,205.39	41.12%	8.003	357	80.46	616
Colorado	4	3,189,357.30	1.86%	8.171	358	82.00	647
Connecticut	4	3,384,380.52	1.97%	8.222	358	72.12	657
Delaware	1	508,018.46	0.30%	11.600	357	90.00	754
District of Columbia	3	1,919,400.68	1.12%	9.207	357	71.81	588
Florida	18	10,777,325.29	6.27%	8.924	357	78.54	618
Georgia	2	1,430,710.97	0.83%	9.201	358	67.30	619
Hawaii	4	2,983,794.12	1.74%	9.134	358	82.75	612
Illinois	3	1,485,052.90	0.86%	9.041	357	82.14	649
Kentucky	2	1,097,204.73	0.64%	8.904	357	84.91	627
Maryland	15	9,757,445.77	5.68%	8.545	357	80.89	603
Massachusetts	16	8,703,449.89	5.06%	8.250	358	81.24	597
Michigan	1	599,437.87	0.35%	9.750	358	89.55	611
Minnesota	1	431,906.73	0.25%	9.498	357	90.00	696
Missouri	1	565,924.43	0.33%	8.325	357	90.00	660
Nevada	4	2,300,227.25	1.34%	8.132	357	80.75	597
New Jersey	12	7,264,946.21	4.23%	8.759	358	77.99	650
New York	33	19,837,553.35	11.54%	8.592	358	75.94	619
North Carolina	1	623,601.91	0.36%	10.675	357	85.00	708
Ohio	2	1,042,531.69	0.61%	8.723	358	79.88	597
Oklahoma	1	522,636.52	0.30%	8.400	358	85.00	614
Oregon	2	1,366,832.97	0.80%	7.524	358	61.43	663
Pennsylvania	1	458,784.90	0.27%	8.700	358	90.00	613
South Carolina	3	1,566,897.77	0.91%	8.641	357	71.18	607
Tennessee	2	1,065,361.90	0.62%	8.864	358	74.09	609
Texas	7	3,690,082.37	2.15%	8.506	357	79.45	601
Utah	1	429,805.80	0.25%	7.800	357	90.00	609
Virginia	8	4,599,029.57	2.68%	8.434	357	80.31	627
Washington	8	4,360,676.39	2.54%	8.557	357	84.45	614
Total	288	171,889,853.56	100.00%	8.372	357	79.53	618

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent 2nd	287	171,359,903.42	99.69%	8.367	357	79.59	618
Silent 2nd	1	529,950.14	0.31%	9.750	358	61.63	635
Total	288	171,889,853.56	100.00%	8.372	357	79.53	618

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.000 - 5.499	1	534,160.42	0.35%	8.850	358	80.00	558
5.500 - 5.999	8	3,907,803.37	2.59%	6.436	358	81.75	662
6.000 - 6.499	223	135,714,326.15	90.10%	8.410	357	80.04	620
6.500 - 6.999	12	6,889,357.79	4.57%	9.246	357	72.41	598
7.000 - 7.499	3	1,809,553.71	1.20%	8.616	357	81.76	585
7.500 - 7.999	2	1,278,536.20	0.85%	9.022	357	67.61	577
8.500 - 8.999	1	499,132.48	0.33%	8.760	357	78.13	581
Total	250	150,632,870.12	100.00%	8.408	357	79.65	619

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.000 - 5.499	1	534,160.42	0.35%	8.850	358	80.00	558
5.500 - 5.999	8	3,907,803.37	2.59%	6.436	358	81.75	662
6.000 - 6.499	222	134,756,332.97	89.46%	8.410	357	80.05	620
6.500 - 6.999	11	5,850,051.50	3.88%	9.309	357	73.73	588
7.000 - 7.499	3	1,809,553.71	1.20%	8.616	357	81.76	585
8.000 - 8.499	1	957,993.18	0.64%	8.400	352	80.00	601
8.500 - 8.999	3	2,398,141.25	1.59%	8.755	357	67.73	608
9.500 - 9.999	1	418,833.72	0.28%	9.910	356	72.97	584
Total	250	150,632,870.12	100.00%	8.408	357	79.65	619

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
11.500 -11.999	5	2,433,232.01	1.62%	5.857	358	80.40	632
12.000 -12.499	9	4,784,633.03	3.18%	6.638	357	81.01	642
12.500 -12.999	21	11,494,381.38	7.63%	6.818	357	78.65	628
13.000 -13.499	24	14,146,116.49	9.39%	7.292	357	77.32	631
13.500 -13.999	48	29,164,930.29	19.36%	7.732	357	80.94	620
14.000 -14.499	29	18,396,335.43	12.21%	8.256	357	78.04	621
14.500 -14.999	39	25,721,871.25	17.08%	8.750	357	76.87	620
15.000 -15.499	26	14,699,941.21	9.76%	9.224	358	82.94	613
15.500 -15.999	27	15,369,235.12	10.20%	9.755	358	83.63	598
16.000 -16.499	12	8,780,031.81	5.83%	10.171	357	78.19	604
16.500 -16.999	7	3,616,168.30	2.40%	10.677	358	81.43	629
17.000 -17.499	2	1,517,975.34	1.01%	11.276	358	73.63	591
17.500 -17.999	1	508,018.46	0.34%	11.600	357	90.00	754
Total	250	150,632,870.12	100.00%	8.408	357	79.65	619

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500	242	144,642,081.10	96.02%	8.408	357	79.80	619
3.000	8	5,990,789.02	3.98%	8.404	355	76.03	625
Total	250	150,632,870.12	100.00%	8.408	357	79.65	619

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	8	5,990,789.02	3.98%	8.404	355	76.03	625
1.500	242	144,642,081.10	96.02%	8.408	357	79.80	619
Total	250	150,632,870.12	100.00%	8.408	357	79.65	619

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
02/01/09	1	957,993.18	0.64%	8.400	352	80.00	601
03/01/09	1	979,431.99	0.65%	8.850	353	90.00	647
04/01/09	2	1,055,897.53	0.70%	7.600	354	85.79	586
05/01/09	2	1,325,817.89	0.88%	7.526	355	87.78	631
06/01/09	5	3,582,829.15	2.38%	8.118	356	73.51	595
07/01/09	92	54,956,785.34	36.48%	8.304	357	79.07	619
08/01/09	106	62,029,176.89	41.18%	8.622	358	80.89	611
06/01/10	1	602,904.73	0.40%	7.230	356	55.00	633
07/01/10	2	1,006,561.27	0.67%	7.741	357	87.64	624
08/01/10	13	8,874,434.31	5.89%	8.938	358	76.07	643
06/01/12	1	458,712.35	0.30%	7.450	356	85.00	603
07/01/12	14	8,604,034.10	5.71%	7.729	357	80.04	648
08/01/12	10	6,198,291.39	4.11%	8.079	358	76.76	641
Total	250	150,632,870.12	100.00%	8.408	357	79.65	619